UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CITIZENS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CITIZENS

2019
PROXY STATEMENT

Notice of Annual Meeting of Shareholders

Tuesday, June 4, 2019
10:00 AM (CDT)
2900 Esperanza Crossing, 2nd Floor
Austin, Texas 78758

April 25, 2019

Dear Shareholders,

On behalf of the entire Board of Directors, it is my privilege to invite you to our 2019 Annual Meeting of Shareholders to be held on Tuesday, June 4, 2019 at 10:00 a.m. Central Daylight Time, at our office located at 2900 Esperanza Crossing, 2nd Floor, Austin, Texas 78758. We are pleased to send you the 2019 Proxy Statement.

We appreciate all of our shareholders and look forward to communicating with you regarding our efforts to achieve enduring value for your Company through the right business strategies, prudent risk management and effective corporate governance practices.

Our Board of Directors hopes you can attend the meeting, but if you cannot, it is still very important that we receive your proxy and vote on the proposals detailed in this proxy statement. Regardless of the number of shares you own, PLEASE VOTE THROUGH THE INTERNET, BY TELEPHONE OR BY MAIL according to the instructions provided on the proxy card.

We hope the material contained in this accompanying Proxy Statement demonstrates how seriously we take the trust you place in us through your ownership of Citizens shares, and we ask that you vote in accordance with the Board of Directors’ recommendations as a sign of your support for our continuing efforts.

Sincerely,

Geoffrey M. Kolander
President and Chief Executive Officer
Citizens, Inc.

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

WHEN: Tuesday, June 4, 2019 10:00 a.m., Central Daylight Time	WHERE: Citizens, Inc. Executive Office 2900 Esperanza Crossing, 2nd Floor Austin, TX 78758

ITEMS OF BUSINESS:

(1)	To elect the nine director nominees identified in the accompanying Proxy Statement to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

(2)	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019;

(3)	To approve, on a non-binding advisory basis, executive compensation; and

(4)	To transact such other business as may properly come before the Annual Meeting, or at any postponement or adjournment thereof.

RECORD DATE:

The Board of Directors of Citizens, Inc. (the “Company”) set the close of business on April 10, 2019 as the record date for determining the shareholders entitled to receive notice of, and to vote at, the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) or any adjournment or postponement of the Annual Meeting.

HOW TO VOTE:

It is very important that you vote in order to play a part in the future of the Company. Whether or not you plan to attend the Annual Meeting, we encourage you to vote as soon as possible. You may cast your vote via the Internet, by telephone, by mail or in person at the Annual Meeting. Please carefully review the proxy materials for the Annual Meeting and follow the instructions in the Information About the Annual Meeting and Voting section beginning on page 39 to vote. If your shares are held in street or nominee name, please respond to the communication you receive from the holder of record as soon as possible so your shares can be represented at the Annual Meeting.

Important Notice Regarding Availability of Proxy Materials for Shareholder Meeting to be held June 4, 2019: The Proxy Statement and the 2018 Annual Report are available at www.edocumentview.com/cia.

By Order of the Board of Directors
April 25, 2019	James A. Eliasberg, Secretary

PROXY SUMMARY

This summary highlights selected information that is provided in more detail throughout this Proxy Statement. This summary does not contain all of the information you should consider before voting. You should read the full Proxy Statement before casting your vote.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Shareholders are being asked to vote on the following matters at the 2019 Annual Meeting of Shareholders:

PROPOSALS	OUR BOARD’S RECOMMENDATION
Item (1) Election of Directors (page 36)

The Board has nominated the nine director nominees named in this Proxy Statement to serve until the 2020 Annual Meeting or until their successors are duly elected and qualified. Four of the nine nominees will be elected by the Class A shareholders and five of the nine nominees will be elected by the Class B shareholders. The Board believes that the nine director nominees possess the necessary qualifications and experience to provide sound advice and counsel to the Company’s management and effectively oversee the business and long-term interests of the shareholders.	FOR each Director Nominee

Item (2) Ratification of the Appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019 (page 37)

The Board and the Audit Committee believe the retention of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 is in the best interests of the Company and its shareholders. Although the Audit Committee has sole authority to appoint the Company’s independent auditors, as a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee’s appointment.	FOR

Item (3) Advisory Vote to Approve Executive Compensation (page 38)

The Company seeks a non-binding advisory vote from its shareholders to approve executive compensation. The Board values its shareholders’ opinions and the Compensation Committee will consider the outcome of the advisory vote when considering future executive compensation decisions.	FOR

Item (4) Transact such Other Business as May Properly Come Before the Annual Meeting or at any Postponement of Adjournment thereof (page 38)

Should any other business come before the Annual Meeting, and management is not aware of any at this time and does not anticipate any other matters to be raised at the Annual Meeting, the persons named in the proxy will vote on such business as their best judgment and discretion indicates.

DIRECTOR NOMINEES

Class A Director Nominees

NAME	PRINCIPAL OCCUPATION	DIRECTOR SINCE	INDEPENDENT
Christopher W. Claus	Retired insurance executive	2017	Yes

Jerry D. Davis, Jr.	Retired insurance executive	2017	Yes

Francis A. Keating II	Partner at Holland & Knight LLP; Former Governor of Oklahoma	2017	Yes

Gerald W. Shields	Retired Chief Information Officer at FirstCare Health Plans; Director of IT Practice at Robert E. Nolan Company, Inc.	2017	Yes

Class B Director Nominees

NAME	PRINCIPAL OCCUPATION	DIRECTOR SINCE	INDEPENDENT
Dr. E. Dean Gage	Vice-Chairman of the Board; Retired Texas A&M University executive; Former President & Provost Emeritus at Texas A&M University	2000	Yes

Dr. Terry S. Maness	Dean at Baylor University’s Hankamer School of Business	2011	Yes

Dr. Robert B. Sloan, Jr.	Chairman of the Board; President and Chief Executive Officer at Houston Baptist University	2007	Yes

Grant G. Teaff	Executive Director Emeritus at American Football Coaches Association	2004	Yes

Constance K. Weaver	Chief Executive Officer at Tracker Group, LLC	2018	Yes

PROXY STATEMENT

The Board of Directors (the “Board”) of Citizens, Inc. (the “Company”) is furnishing you this Proxy Statement to solicit proxies on its behalf to be voted at the Annual Meeting of Shareholders to be held at the Company’s executive office at 2900 Esperanza Crossing, 2nd Floor, Austin, Texas 78758 on Tuesday, June 4, 2019, at 10:00 a.m. Central Daylight Time (the “Annual Meeting”). The proxies also may be voted at any adjournments or postponements of the Annual Meeting.

The Board is first furnishing the proxy materials to holders of the Company’s Class A common stock and Class B common stock (collectively, “Common Stock”) on April 25, 2019.

All properly executed written proxies and all properly completed proxies submitted by telephone or Internet that are delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy unless the proxy is revoked prior to completion of voting at the Annual Meeting. Voting by proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. Other than the approval of the matters listed above, we do not anticipate that any other matters will be raised at the Annual Meeting.

Only owners of record of shares of Common Stock as of the close of business on April 10, 2019, the record date, are entitled to notice of, and to vote at, the Annual Meeting or at any adjournments or postponements thereof. Each shareholder of record on the record date is entitled to one vote for each share of Common Stock held by such shareholder on all matters coming before the Annual Meeting, regardless of class. Additionally, the voting rights of the Class A and Class B shareholders are equal in all respects, except that Class B shareholders have the exclusive right to elect a simple majority of the Board, and the Class A shareholders have the exclusive right to elect the remaining directors.

On April 10, 2018, there were 49,229,255 shares of Class A common stock issued and outstanding and entitled to vote at the Annual Meeting, and 1,001,714 shares of Class B common stock issued and outstanding and entitled to vote at the Annual Meeting.

CORPORATE GOVERNANCE

OUR COMMITMENT TO GOOD CORPORATE GOVERNANCE

The Board believes that a commitment to good corporate governance enhances shareholder value. To that end, the Company is committed to employing robust corporate governance practices to promote high standards of responsibility and ethics that define how we operate our business and earn a return for our shareholders.

The Company’s Corporate Governance Guidelines provide a framework for effective governance of the Board and the Company. The guidelines establish policies and practices with respect to Board operations and responsibilities, including board size and composition, director independence, director qualifications, executive and director compensation, succession planning and the roles of Board committees. The Board regularly reviews these guidelines and updates them as needed. A copy of the Corporate Governance Guidelines is available on our website at www.citizensinc.com.

The Board believes that its commitment to good governance is demonstrated by the following corporate governance practices, including:

•	All of our directors are independent.

•	All of our standing Board committees (Audit, Compensation, Nominating and Corporate Governance, Investment and Executive Committees) are composed of entirely independent directors.

•	We are committed to Board refreshment (five directors nominated since 2017).

•	Our directors are elected annually.

•	Our directors attended 100% of Board and committee meetings in 2018.

•	Our independent directors hold regularly scheduled executive sessions without management present.

•	We have annual Board and committee self-assessments.

•	Board oversight of risk is a cornerstone of our enterprise risk management program.

•	Our ethics program includes a Code of Business Conduct and Ethics for our directors, officers and employees, and regular one-on-one meetings with our employees to discuss ethics concerns.

•	We have an annual “say on pay” advisory vote.

Our Company is a “controlled company” under the New York Stock Exchange (“NYSE”) corporate governance listing standards (the “listing standards”) because more than 50% of the voting power for election of directors is held by an individual, group or another company. As a “controlled company,” we are exempt from certain corporate governance requirements listed in the NYSE listing standards. However, in an effort to establish more rigorous corporate governance practices than required under the NYSE’s listing standards, we have voluntarily complied with certain requirements, including having a majority of independent directors on our Board, and having a Compensation Committee and Nominating and Corporate Governance Committee comprised entirely of independent directors, none of which is required for controlled companies under the NYSE listing standards.

OUR CULTURE OF RESPONSIBILTY AND ETHICS

As part of our commitment to strong corporate governance practices, we maintain an active ethics program. Our ethics program is rooted in our seven core values:

Integrity	We will build trust through fair, honest and ethical relationships by adhering to a strong moral compass.

Perseverance	We will steadfastly pursue our mission despite obstacles, difficulties or delays in achieving success.

Excellence	We deliberately pursue high standards and are committed to achieving higher standards.

Selfless Service	We promote the assistance of others, not for personal gain, but for the enhancement of others.

Leadership	We identify and take ownership of our areas of influence; guiding, developing and mentoring others along the way.

Accountability	We are responsible for our actions and we accept the outcome of those actions.

Commitment	With dedication we pursue this mission, vision and core values to bring success to our employees, policyholders, shareholders, agents and associates.

Our Board, officers and employees are obligated to adhere to our core values. In that way, we can ensure that we continue to be good stewards of the investments in us by our shareholders, employees, policyholders and independent consultants. Our ethics program also includes periodic training on compliance topics for all employees, such as anti-money laundering training, and one-on-one meetings with our employees where they can communicate any compliance, ethics or compliance concerns (“Compliance Task Force Meetings”). Our Compliance Task Force Meetings take place with our Chief Compliance Officer and a member of our legal team and are generally held on a regular basis with select employees from different functions and groups at the Company. Notes from the Compliance Task Force Meetings are shared with the Chief Legal Officer and Chief Executive Officer and other key executive officers depending on the subject matter of the concern voiced. At each Compliance Task Force Meeting, we also reiterate our commitment to our core values to ensure that each employee is living up to them.

Our Board has adopted a Code of Business Conduct and Ethics (“Code”), which is available on our website at www.citizensinc.com. The Code provides general statements of our expectations regarding ethical standards we expect our directors, officers and employees to adhere to while acting on our behalf. Our Code also contains procedures for our employees to report, anonymously or otherwise, violations of the Code. Any amendment to the Code and any waiver applicable to Company’s directors or executive officers will be posted on our website within the time period required by the Securities and Exchange Commission (the “SEC”) and the NYSE.

BOARD LEADERSHIP STRUCTURE

The Board believes its current leadership structure best serves the objectives of the Board’s oversight of management, the Board’s ability to carry out its roles and responsibilities on behalf of the Company’s shareholders, and Company’s overall corporate governance. Our Chief Executive Officer is not a member of the Board. The Board believes that having an all-independent Board, which separates the Chairman and Chief Executive Officer roles, allows the Chief Executive Officer to focus his time and energy on operating and managing the Company while leveraging the Chairman’s experience and perspectives. The separation of roles also allows an effective balance between strong executive leadership and appropriate safeguards and oversight by the Chairman and other independent directors. The Board periodically reviews its leadership structure to determine whether it continues to best serve the Company and its shareholders. The Chairman is independent, and we do not have a lead director.

DIRECTOR INDEPENDENCE

The Board determines whether a director or director nominee is “independent” in accordance with the NYSE requirements for independent directors. In order to be considered independent, other than in his or her capacity as a member of the Board or any board committee, a director may not accept any consulting, advisory or other compensation fees from the Company, and may not be an affiliated person of the Company or any subsidiary. In addition to compliance with NYSE independence requirements, the Board applies an additional independence standard that requires an affirmative determination that each independent director has no other material relationship with the Company or its affiliates or any executive officer of the Company or his or her affiliates that in the judgment of the Board would impair their effectiveness or independent judgment as a director.

The Board has determined that all nine of our directors are independent as set forth under the NYSE independence requirements. There were no relationships that existed in 2018 that were considered by the Board as part of the independence determinations.

BOARD MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Company’s business affairs are conducted under the direction of the Board. The Board held three (3) meetings during 2018, and all directors were present for 100% of the meetings. We encourage our directors to attend each annual meeting of shareholders and in 2018 all our directors attended the annual meeting.

To promote open discussion, our independent directors hold regularly scheduled executive sessions without management present. These sessions allow the independent directors to review key decisions and discuss matters in a manner independent of management.

To assist it in carrying out its duties, the Board has delegated certain authority to five separately-designated standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Investment Committee and the Executive Committee. The primary responsibilities of each of the committees are described below, together with the current membership and number of committee meetings held in 2018. Currently, all of our five standing board committees are composed entirely of independent directors. Each of the Board committees has a written charter. Copies of these charters are available on our website at www.citizensinc.com, or in print upon request from the Secretary of the Company at Citizens, Inc., P. O. Box 149151, Austin, Texas 78714-9151.

Audit Committee

Current members: Dr. Terry S. Maness (Chairman), Gerald W. Shields and Dr. Robert B. Sloan, Jr

Number of Meetings in 2018: 4

The purpose of the Audit Committee is to assist the Board’s oversight and monitoring of:

•	the integrity of the Company’s financial statements and the financial reporting process;

•	the Company’s system of internal controls, including the internal audit function;

•	compliance with legal, regulatory and public disclosure requirements;

•	the Company’s independent registered public accounting firm (“Independent Auditor”), including its qualifications, independence and performance;

•	the Company’s enterprise risk management program; and

•	any related party transactions.

For additional information on the Audit Committee’s role and its oversight of the Independent Auditor during 2018, see “Report of the Audit Committee” on page 10.

Audit Committee Financial Expert. The Board has determined that all of the members of the Audit Committee are “financially literate,” as that term is interpreted by the Board in its business judgment. In addition, the Board has determined that Dr. Terry S. Maness (Chairman) qualifies as an “audit committee financial expert,” as that term is defined in the regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Compensation Committee

Current members: Grant G. Teaff (Chairman), Jerry D. Davis, Jr. and Francis A. Keating II

Number of meetings in 2018: 3

The Compensation Committee is responsible for:

•	approving and evaluating director and executive officer compensation, plans, policies and programs;

•	reviewing and making recommendations to the Board with respect to incentive compensation and equity-based plans;

•	reviewing market data to assess the competitive position of the Company’s executive compensation;

•	retaining, in the committee’s sole discretion, a compensation consultant to assist the committee and the Board in evaluating director and executive officer compensation;

•	reviewing, discussing and refining the Compensation Discussion & Analysis (“CD&A”) for inclusion in the Company’s Proxy Statement;

•	evaluating the risks and rewards associated with the Company’s compensation policies and practices; and

•	attending to such other matters as are specifically delegated to the Compensation Committee by the Board from time to time.

For additional information about the Compensation Committee, see the CD&A section beginning on page 22.

Nominating and Corporate Governance Committee

Current members: Dr. E. Dean Gage (Chairman), Francis A. Keating and Constance K. Weaver

Number of meetings in 2018: 4

The Nominating and Corporate Governance committee is responsible for:

•	identifying, recruiting and recommending candidates for the Board;

•	developing, recommending to the Board and assessing corporate governance policies for the Company;

•	overseeing the evaluation of the Board; and

•

apprising the Board of corporate governance developments and practices, considering the long-term best interests of the Company’s shareholders and the Company’s controlled-company status under NYSE listing standards.

Investment Committee

Current members: Christopher W. Claus, Jerry D. Davis, Jr. and Gerald W. Shields

Number of meetings in 2018: 5

The Investment Committee is responsible for assisting the Board in reviewing and overseeing the investment policies, objectives, strategies, portfolio, transactions and performance of the Company and its subsidiaries.

Executive Committee

Current members: Jerry D. Davis, Jr. (Chairman), Christopher W. Claus and Dr. Robert B. Sloan, Jr.

Under the Company’s Third Amended and Restated Bylaws (the “Bylaws”), the Board may designate an Executive Committee to consist of a majority of independent directors with at least three but not more than five directors elected by both classes of Common Stock, one of whom must be the Chairman of the Board. The Executive Committee may exercise all authority of the Board in the management of the business and affairs of the Company, unless restricted by the Colorado Business Corporations Act, the Company’s Restated and Amended Articles of Incorporation (the “Articles of Incorporation”) or Bylaws, or other applicable law. The Executive Committee approves Company actions by unanimous written consent of the members, and there were fourteen (14) such consents in 2018.

RISK OVERSIGHT

Effective risk oversight is an important priority for the Board. In carrying out this oversight, the Board has designated the Audit Committee with primary responsibility for overseeing enterprise risk management. In accordance with this responsibility, the Audit Committee monitors the Company’s significant business risks, including risks related to market conditions, liquidity and capital requirements, catastrophes, investments, liquidity, cybersecurity and legal and regulatory, and reviews the steps management has taken to monitor and control these exposures. The Audit Committee also meets at least quarterly with our Independent Auditor, our internal auditor and our Chief Financial Officer and receives a comprehensive financial report discussing the Company’s risk exposures and the processes in place to monitor and control such exposures.

The Audit Committee is assisted in its risk oversight duties by senior management, including the Company’s Chief Executive Officer, Chief Financial Officer and Chief Legal Officer. Senior management is responsible for risk management across a wide range of areas and functions and reports regularly to the Audit Committee, which itself reports regularly to the Board.

While the Audit Committee has primary responsibility for overseeing enterprise risk management, the other Board committees also consider risks within their areas of responsibility and apprise the Board of significant risks and management’s response to those risks. For example, the Nominating and Corporate Governance Committee reviews legal and regulatory compliance risks as they relate to corporate governance structure and processes, and the Compensation Committee reviews risks related to compensation matters. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Although risk oversight is conducted primarily through committees of the Board, the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports from each committee chair regarding the committees’ considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

BOARD AND COMMITTEE PERFORMANCE SELF-ASSESSMENTS

The Board and each committee conduct an annual self-assessment. This evaluation is intended to assess whether the Board and the committees are functioning effectively. As part of this self-assessment, the directors are asked to consider the Board’s role, relations with management, composition and meetings. Each committee is asked to consider its role and the responsibilities articulated in the committee’s charter, the composition of the committee and the committee meetings. The self-assessment responses and comments are compiled by the Secretary of the Company and presented to the Nominating and Corporate Governance Committee for initial review. The responses and comments are reviewed with each committee and the full Board and are utilized by the Board and each committee to improve their operations and processes.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

A “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) during the Company’s last fiscal year in which the Company (including any of its subsidiaries) was, is or will be a participant, in which the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•	any person who is, or at any time during the year was, a director, nominee for director or an executive officer of the Company;

•	any person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock;

•

any immediate family member of any of the persons referenced in the preceding two bullets, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, nominee for director, executive officer or more than 5% beneficial owner of the Common Stock, and any person (other than a tenant or employee) sharing the household of such director, director nominee, executive officer or more than 5% beneficial owner of the Common Stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The Company identifies related persons using known business affiliations, quarterly disclosure meetings and information provided by directors and executive officers in their annual questionnaires.

The Company has in place the following process controls to identify and approve transactions with related persons:

•

Management discusses related persons and affiliates as a standing agenda item during each quarterly disclosure meeting. Management requires that any new related person or affiliate transactions or changes to previously identified related party transactions be reported;

•

Potential related and affiliated party transactions are reviewed and analyzed at the affiliated entity/ subsidiary level (within the Citizens, Inc. holding company structure) and, if deemed to be affiliated transactions, those transactions are evaluated for consolidated financial reporting purposes as part of quarterly financial reporting and entry support is provided for each transaction; and

•

Each director and executive officer completes an annual questionnaire that identifies any related person transactions. These forms are reviewed by the Board at the following board meeting. Company officers who provide certifications for quarterly and annual SEC reporting also review them.

All related persons transactions must be approved by the Audit Committee in accordance with the Audit Committee charter.

When a related person transaction is proposed, the Audit Committee reviews: (1) the related person’s name and relationship to the Company; (2) the person’s interest in the transaction with the Company, including the related person’s position or relationship with, or ownership in, a firm, corporation, or other entity that is a party to or has an interest in the transaction; and (3) the approximate dollar value of the amount involved in the transaction, the nature and business purpose of the transaction and the related party’s interest in the transaction.

The Company is not aware of any transaction, or series of transactions, since January 1, 2018, or any currently proposed transactions to which the Company or any of its subsidiaries is to be a party, in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, 5% shareholder or any member of the immediate family of the foregoing persons had, or will have, a direct or indirect material interest.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Grant G. Teaff (Chairman), Jerry D. Davis, Jr., Francis A. Keating II and Steven F. Shelton were members of the Compensation Committee during 2018. Mr. Shelton served as a director through June 4, 2018. None of the members of the Compensation Committee is or has been an executive officer of the Company, nor did any of them have any relationships requiring disclosure by the Company under Item 404 of SEC Regulation S-K. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director of the Company or member of the Compensation Committee during 2018.

COMMUNICATIONS WITH THE BOARD

The Board has established a process to facilitate communication by shareholders and other interested parties with directors. Communications can be addressed to directors in care of the Secretary of the Company at Citizens, Inc., P. O. Box 149151, Austin, TX 78714-9151.

Communications may be distributed to all directors, or to any individual director, as appropriate. At the direction of the Board, all mail received may be opened and screened for security purposes. In addition, items that are unrelated to the duties and responsibilities of the Board shall not be distributed. Such items include but are not limited to: spam; junk mail and mass mailings; product complaints or inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements.

In addition, material that is trivial, obscene, unduly hostile, threatening or illegal or similarly unsuitable items will be excluded; however, any communication that is excluded will be made available to any independent, non-employee director upon request.

AUDIT MATTERS

AUDIT COMMITTEE AND MEETINGS

The Audit Committee is comprised of all independent directors who meet the financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. The Board has designated Dr. Terry S. Maness (Chairman) as “Audit Committee financial expert” under the SEC rules.

Regular audit committee meetings generally take place immediately before a Board meeting to maximize interaction with the Board. The Audit Committee also meets before the Company issues its quarterly and annual financial results. The meetings typically include the Chief Executive Officer and Chief Financial Officer, along with other members of senior management, and the internal auditors.

At each regular committee meeting, the Audit Committee conducts a review session at which senior management provides briefings on current issues, trends and developments, and is briefed by the Chief Financial Officer on the financial results. Following a report by the internal auditors, representatives of the Independent Auditor are invited into the meeting to present their findings. The Audit Committee also meets separately with the Independent Auditor representatives and/or the lead audit partner upon request. The Audit Committee reports regularly to the Board.

PRIMARY RESPONSIBILITES AND 2018 ACTIONS

The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements, the financial reporting process and the system of internal controls, including the internal audit function. The Audit Committee oversees the Company’s compliance with legal, regulatory and public disclosure requirements, and the Independent Auditor’s qualifications, independence and performance. The Audit Committee also generally oversees the Company’s overall enterprise risk management program and approves any related party transactions.

During 2018, among other things, the Audit Committee:

•	Reviewed the Company’s quarterly and annual results;

•	Reviewed the activities and findings of the Company’s internal audit function;

•	Reviewed the findings of the Company’s Internal Control Task Force;

•	Actively engaged executive management on improvements to the Company’s internal control environment;

•	Reviewed the Audit Committee charter;

•	Performed a self-assessment; and

•	Met independently with the Independent Auditor.

APPOINTMENT AND OVERSIGHT OF INDEPENDENT AUDITOR

In determining each year whether to reappoint the Independent Auditor or engage another firm, the Audit Committee considers, among other things:

•	the historical and recent performance of the Independent Auditor on the Company’s audit;

•	external data relating to the performance of the Independent Auditor, including recent Public Company Accounting Oversight Board (PCAOB) reports on the Independent Auditor and its peer firms;

•	the firm’s tenure as the Independent Auditor and its familiarity with the Company’s operations;

•	the firm’s capability and expertise in handling the complexity of the Company’s operations;

•	the independence of the Independent Auditor; and

•	the appropriateness of the Independent Auditor’s fees, on both an absolute basis and as compared to its peer firms.

On June 30, 2017, the Company was notified by its former Independent Auditor, Ernst & Young LLP (“EY”) of EY’s decision to resign as the Company’s Independent Auditor. EY continued to serve as the Company’s Independent Auditor for the duration of its review of the Company’s interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. During the fiscal years ended December 31, 2015 and 2016 and through June 30, 2017, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of SEC Regulation S-K and the related instructions thereto) with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such years. EY’s reports on the Company’s financial statements for the fiscal years ended December 31, 2015 and 2016 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2015 and 2016 and through June 30, 2017, there were no “reportable events” (as defined in Item 304(a)(1)(v) of SEC Regulation S-K), except that management identified a material weakness in the Company’s internal control over financial reporting related to ineffective management review control as it pertained to the Company’s tax review of external tax experts’ complex documentation for the fiscal year ended December 31, 2015. Management also identified material weaknesses in the Company’s internal control over financial reporting related to ineffective data validation and management review controls, ineffective supervision of third-party service organization and ineffective staff competency for the fiscal year ended December 31, 2016. However, there was no disagreement between the Company and EY with respect to these determinations. The Audit Committee authorized EY to respond fully to any inquiries of the Company’s successor independent registered public accounting firm concerning these material weaknesses, and EY agreed to provide such information.

On September 8, 2017, the Company announced that following the conclusion of a previously announced auditor selection process led by the Audit Committee, the Company selected and engaged Deloitte & Touche LLP to serve as its independent registered public accounting firm for the year ending December 31, 2017. Since then, Deloitte & Touche LLP has continued to serve as our Independent Auditor.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to the Company’s financial statements, financial reporting process, internal controls, internal audit function and annual independent audit. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. In their oversight role, the members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by our management and the Independent Auditor.

Management is responsible for preparing our financial statements and the Independent Auditor is responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by our management and the Independent Auditor. The Audit Committee is also responsible for establishing procedures to address complaints regarding accounting, internal control or auditing issues, as well as the anonymous submission by employees of concerns regarding accounting or auditing matters. In this context, the Audit Committee routinely meets and holds discussions with management and the Independent Auditor. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Independent Auditor.

The Audit Committee has discussed with Deloitte & Touche LLP, our Independent Auditor for our financial statements, those matters required to be discussed by AS No. 1301, Communications with Audit Committees, and applicable SEC Rules. In addition, the Independent Auditor provided to the Audit Committee the written disclosures required by Rule 3526 of the PCAOB, Communication with Audit Committees Concerning Independence, and the Audit Committee has discussed with the Independent Auditor its independence, including the matters in those written disclosures.

The Committee has discussed with the Independent Auditor its evaluations of our internal accounting controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions with management and the Independent Auditor, the Audit Committee recommended to the Board and the Board has approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

Principal Accountant Fees and Services

During 2018 and 2017, the following fees were billed to us by our principal accountants:

AUDIT FEES*	2018	2017
Audit Fees	$2,974,576	$3,974,625
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
TOTAL	$2,974,576	$3,974,625

*

The amount of the audit fees and charges billed over the last two years are unusually large by virtue of the previously disclosed failure of information technology general controls and material weaknesses, which required a detailed substantive audit approach.

Audit Committee Pre-Approval of Services

To help assure independence of the Independent Auditor, our Audit Committee has established a policy whereby all audit, review, attest and non-audit engagements of the principal accountant or other firms must be approved in advance by the Audit Committee; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. This policy is set forth in our Audit Committee Charter. Of the fees shown in the table which were billed by our principal accountants in 2018 and 2017, 100% were approved by the Audit Committee.

AUDIT COMMITTEE

Dr. Terry S. Maness (Chairman)

Gerald W. Shields

Dr. Robert B. Sloan, Jr.

DIRECTORS

DIRECTORS

The Company’s Board consists of a diverse group of leaders in their respective fields. Most of our directors have senior leadership experience at other companies or academic institutions. In these positions, they have gained broad management experience, including strategic planning, branding, investor communications, compliance, risk management, and leadership development. In addition, some of our directors have experience serving as executive officers, or on boards of directors, of public or private companies and academic institutions, and bring unique perspectives to the Board.

The Board and the Nominating and Corporate Governance Committee believe the skills, qualities, attributes, and experience of our directors provide the Company with business acumen and a diverse range of perspectives to engage each other and management to effectively address the Company’s evolving needs and represent the best interests of the Company’s shareholders.

When identifying and evaluating nominees for election to the Board, our Nominating and Corporate Governance Committee looks for individuals who are highly qualified in terms of business experience and both willing and expressly interested in serving on the Board. At a minimum, an individual nominated for consideration by the Board should possess personal and professional integrity, sound judgment and forthrightness. While our Board does not have an express policy with regard to the consideration of diversity in identifying director nominees, the Board has discussed and will be promoting efforts to enhance diversity in its Board composition. Our Board has a policy to consider properly submitted shareholder recommendations for candidates for a Class A director position, which candidates must satisfy the same criteria as those selected by the Nominating and Corporate Governance Committee. A shareholder wishing to propose a candidate for the Board’s consideration should follow the procedures in our Bylaws pertaining to shareholder nominations and proposals.

NOMINEES FOR ELECTION

The following biographies describe the skills, qualities, attributes, and experience of the nominees that led the Board and the Nominating and Corporate Governance Committee to determine that it is appropriate to nominate these directors. All of the nine nominees currently serve on the Board.

Four of the nine nominees will be elected by the Class A shareholders and five of the nine nominees will be elected by the Class B shareholders. The Company currently has one Class B shareholder, the Harold E. Riley Trust. See the section entitled “Controlling Shareholder” below on page 17 for an additional discussion of our controlling shareholder.

Nominees for Election by Class A Shareholders

NAME	AGE	PRINCIPAL OCCUPATION	DIRECTOR SINCE
Christopher W. Claus	58	Retired insurance executive	2017

Jerry D. Davis, Jr.	69	Retired insurance executive	2017

Francis A. Keating II	75	Partner at Holland & Knight LLP; Former Governor of Oklahoma	2017

Gerald W. Shields	61	Retired Chief Information Officer at FirstCare Health Plans; Director of IT Practice at Robert E. Nolan Company, Inc.	2017

The biographies of each Class A director nominee are listed below and contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experience, qualifications, attributes or skills that caused the Board to determine the person should serve as a director of the Company.

Christopher W. Claus had a 20-year career as an executive at USAA of San Antonio, Texas serving in various roles, including Executive Vice President of USAA’s Enterprise Advice Group from 2013 to 2014, President of USAA’s Financial Advice and Solutions Group from 2007 to 2013, and President of USAA’s Investment Management Company from 2001 to 2006. Mr. Claus currently serves on the Company’s Executive Committee and chairs the Company’s Investment Committee. He also concurrently serves as Lead Director and a member on the Audit Committee of TrueCar, Inc. (a public digital automotive market platform company) and has held those positions since April 2014. He also serves on the board of directors of Square Mile Capital, a registered investor advisor, and has held that position since December 2014.

Mr. Claus is an experienced executive with insurance and asset management expertise critical to the success of our Board. In his role as Chairman of our Investment Committee, Mr. Claus has strengthened the Board’s oversight of the Company’s assets under management. Further, having served as President of USAA’s Investment Management Company, Mr. Claus strengthens the Board’s oversight function of our executive team’s strategic initiatives.

Jerry D. Davis, Jr. has had a 42-year insurance career with National Farm Life Insurance Company (“NFLIC”) and currently serves as chairman of the board of NFLIC. During his career, Mr. Davis served as President, Chief Executive Officer from 2004 to January 2016, having begun his career with NFLIC as the Mortgage Loan officer in 1977 and becoming Senior Vice President and Chief Investment Officer in 1981. Mr. Davis has served on the board of NFLIC since 2004. Mr. Davis serves on the Company’s Compensation Committee, Investment Committee and Executive Committee.

Mr. Davis is a seasoned and proven life insurance executive, having served at the highest levels of executive management and on the board of directors of a respected life insurance company. He brings our Board life insurance expertise. Specifically, his 42-year career in the life insurance industry brings our Board experience with state insurance regulators and auditors. Mr. Davis’ industry background further strengthens the Investment Committee’s oversight of the Company’s assets under management.

Francis Anthony Keating II is a Partner at Holland & Knight, a law firm, and has practiced there since February 2016. He served as President and Chief Executive Officer of the American Bankers Association from 2011 to 2016, and President and Chief Executive Officer of the American Council of Life Insurers, the trade association for the life insurance and retirement security industry, from 2003 to 2011. He served as the Governor of Oklahoma from 1995 to 2003.

Mr. Keating has held significant leadership positions in both the public and private sectors, which make him a valuable addition to our Board. In addition to serving as the Governor of Oklahoma, his impressive career included serving as assistant secretary of the Treasury and associate attorney general under President Ronald Reagan. He was later general counsel and acting deputy secretary for the Department of Housing and Urban Development (“HUD”) under President George H.W. Bush. During his tenure at the Treasury Department and HUD, he worked on significant issues affecting insurance, banking, and the financial services industries. His law enforcement career included serving as the U.S. attorney for the Northern District of Oklahoma and as an FBI agent.

Mr. Keating’s current board service includes BancFirst Corporation, a publicly held financial holding company, since March 2016, Hall Capital Commercial Real Estate, a privately held real estate investment firm, since March 2016, and Global Holdings, LLC, a privately held Tulsa-based payment processing provider, since December 2018. He also served on the board of Stewart Title Company, a wholly-owned subsidiary of Stewart Information Services Corp., a publicly held title insurance and real estate services company, from 2006 to January 2017, where he chaired the Nominations and Corporate Governance Committee, and Chesapeake Energy Corporation, a publicly held energy company, from 2003 to 2014. Mr. Keating currently serves on the Company’s Compensation Committee and Nominating and Corporate Governance Committee.

Mr. Keating’s impressive legal and public service career further strengthens our Board’s governance and oversight function. Further, his background as Chief Executive Officer of the American Council of Life Insurers, the preeminent advocacy group for life insurance companies, brings life insurance industry experience and connections to our Board. Mr. Keating’s life insurance industry contacts are critical for our Nominating and Governance Committee, of which he is a member, as the Company pursues its board diversity initiative.

Gerald W. Shields, FLMI, is a Director of IT Practice at Robert E. Nolan Company, Inc. and has served in that role since 2011. Mr. Shields recently served as Chief Information Officer at FirstCare Health Plans from July 2015 to October 2018. Previously, Mr. Shields served as Senior Vice President and Chief Information Officer at American Family Life Assurance Company of New York from 2002 to 2011.

Mr. Shields has more than 30 years’ experience in health insurance management, as well as professional certifications from Harvard University’s Kennedy School of Government, Massachusetts Institute of Technology’s Chief Network Officers Program, and Aubrey Daniels International. He has been named twice in CIO Magazine’s Top 100 CIOs of the Year and has also been the recipient of ComputerWorld’s Top 100 CIO Award. Mr. Shields’ significant technology and insurance experience are instrumental to the Board’s oversight as the Company advances its strategic technology objectives. Mr. Shields recently completed the Cyber Security Oversight Certificate from Carnegie Mellon Institute.

Mr. Shields served on the board of trustees for Shorter University from 2008 to 2015. He currently serves on the Company’s Audit Committee and Investment Committee.

Mr. Shields is a seasoned life insurance executive who brings life insurance and information technology experience to our Board. Mr. Shields provides expertise to the Audit Committee, of which he is a member, as it engages on enterprise risk management and cybersecurity matters specific to the Company.

Nominees for Election by Class B Shareholder

NAME	AGE	PRINCIPAL OCCUPATION	DIRECTOR SINCE
Dr. E. Dean Gage	76	Vice-Chairman of the Board; Retired Texas A&M University executive; Former President & Provost Emeritus at Texas A&M University	2000

Dr. Terry S. Maness	70	Dean at Baylor University’s Hankamer School of Business	2011

Dr. Robert B. Sloan, Jr.	70	Chairman of the Board; President and Chief Executive Officer at Houston Baptist University	2007

Grant G. Teaff	85	Executive Director Emeritus at American Football Coaches Association	2004

Constance K. Weaver	66	Chief Executive Officer at Tracker Group, LLC	2018

Dr. E. Dean Gage is a retired Texas A&M University executive. Prior to his retirement in 2009, Dr. Gage held various executive roles at Texas A&M University, including serving as Executive Director and Bridges Endowed Chair at the Center for Executive Leadership from 2001 to 2009, Executive Director of Center for Executive Leadership at Mays School of Business from 1994 to 1996, President from 1993 to 1994, and Executive Vice President and Provost from 1989 to 1993. Dr. Gage also served as President of Men’s Leadership Ministries in Dallas, Texas, from 1996 to 2001. Dr. Gage currently chairs the Company’s Nominating and Corporate Governance Committee and is Vice-Chairman of the Board and has held those positions since June 2016.

Dr. Gage has substantial executive leadership expertise stemming from his executive roles at one of the largest public universities in America. Dr. Gage’s extensive background in education, finance, management and administration provides our Board with leadership and consensus building skills on a variety of matters, including governance, strategic planning and executive decision making.

Dr. Terry S. Maness has served as Dean at Baylor University’s Hankamer School of Business since 1997. Previously, Dr. Maness served as Acting Dean at Baylor University from 1996 to 1997, Associate Dean for Undergraduate Programs at Baylor University from 1978 to 1981 and Chairman of the Department of Finance, Insurance and Real Estate at Baylor University from 1985 to 1996. Dr. Maness is an owner of Business Value Consultants and has owned such company since 1989. Dr. Maness currently serves on the Company’s Audit Committee.

Dr. Maness’ background as Dean of one of America’s leading business schools brings a strong academic presence to our board. He has operated effectively at the highest levels in the academic and business community. He is the author of five books about financial analysis and financial management, and also a contributing author to various publications, such as Journal of Finance, Journal of Banking and Finance, Journal of Financial Education, Journal of Portfolio Management, Journal of Financial and Quantitative Analysis, Journal of Futures Markets, Journal of Cash Management and Corporate Controller.

Dr. Maness currently serves on five non-public boards, including Baylor Scott & White-Hillcrest since 2009, Brazos Higher Education Service Corp since 2009, Extraco Bank since 2007, Scott & White Health Plan Board since 2016 and AACSB International since 2016.

Dr. Robert B. Sloan, Jr. has served as President and Chief Executive Officer at Houston Baptist University since 2006. Previously, Dr. Sloan served as Chancellor at Baylor University from 2005 to 2006 and President and Chief Executive Officer at Baylor University from 1995 to 2005. Dr. Sloan currently serves on the Company’s Audit and Executive Committees and is the Chairman of the Board. Dr. Sloan was appointed Chairman of the Board in June 2016.

Dr. Sloan has served as Chief Executive Officer of two major academic institutions and has valuable insight into organizational structure, executive decision-making, financial operations and leadership. His executive management skills and extensive experience with organization strategy and governance provide invaluable insight and guidance to our Board’s oversight function.

Grant G. Teaff has served as Executive Director Emeritus at American Football Coaches Association since 1994. Mr. Teaff served 30 years as a head college football coach, 21 years of which were spent as the head football coach at Baylor University. Mr. Teaff has authored several books, including “I Believe,” “Winning,” “Seasons of Glory,” “Coaching in the Classroom,” “Grant Teaff with Master Coaches Volumes I and II,” and “A Coach’s Influence Beyond the Game.” Mr. Teaff currently serves on the Company’s Compensation Committee.

Mr. Teaff is a highly acclaimed speaker on business leadership and integrity. He brings to our Company extensive organizational leadership experience from his tenure as a college football coach and his role as Executive Director of the American Football Coaches Association. His management skills and extensive experience with team development and motivational inspiration provide the Board with a valuable resource for business management and planning corporate strategy.

Constance K. Weaver has served as Co-founder and Chief Executive Officer of Tracker Group LLC since 2017. Previously, Ms. Weaver served as Senior Executive Vice President, Chief Marketing & Communications Officer at TIAA (formerly TIAA-CREF) from 2010 to 2017, Senior Vice President, Chief Marketing & Communications Officer at Hartford Financial Services Group, Inc. from 2008 to 2010, Executive Vice President, Chief Marketing Officer at BearingPoint, Inc. from 2006 to 2008, and Executive Vice President, Marketing, Public Relations & Brand at AT&T Corporation from 2002 to 2006. Ms. Weaver served as a director of Westchester Group Investment Management Holding Company, a registered investment company, from 2015 to 2017. Ms. Weaver serves on the Company’s Nominating and Corporate Governance Committee.

In addition to the executive positions and board position listed above, Ms. Weaver’s career includes numerous engagements, memberships and committee chairs on the board of a variety of public and private companies, providing her with substantial experience in both executive and board leadership. Ms. Weaver currently serves on the board of Make a Wish, National Council on Aging, CT Public TV and American Red Cross. Ms. Weaver formerly served on the board of University of CT Foundation and Bushnell Center for the Performing Arts.

Ms. Weaver’s extensive background in marketing, communications, branding and investor relations provides our Board with leadership and consensus building skills on a variety of matters vital to the Company, including brand awareness, digital strategies, product development, crisis and investor communications and executive decision making within the context of a highly regulated industry.

DIRECTOR COMPENSATION

The following table sets forth the compensation earned or paid during 2018 to the directors who served on the Board in 2018:

DIRECTOR	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	TOTAL ($)
Christopher W. Claus	113,864	10,497	—	124,361
Jerry D. Davis, Jr.	105,000	10,497	272	115,769
Dr. E. Dean Gage	125,000	10,497	—	135,497
Francis A. Keating	105,000	10,497	—	115,497
Dr. Terry S. Maness	115,000	10,497	—	125,497
Steven F. Shelton (3)	48,125	10,497	—	58,622
Gerald W. Shields	105,000	10,497	—	115,497
Dr. Robert B. Sloan, Jr.	115,000	10,497	—	125,497
Grant G. Teaff	115,000	10,497	—	125,497
Constance K. Weaver (4)	60,455	—	4,042	64,497

(1)

The amounts reported in the Stock Awards column reflect the aggregate grant date fair value of awards of restricted stock units (“RSUs”) computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). The grant date fair value is measured based on the closing price of the Company’s Class A common stock on the date of grant. See Note 11 – Stock Compensation found in Part II, Item 8. “Financial Statements and Supplementary Data” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2018.

Each non-employee director (other than Ms. Weaver) received an award of 1,460 RSUs on February 15, 2018.

Unvested RSU awards outstanding as of December 31, 2018, for each non-employee director were as follows: 1,460 for each of Mr. Claus, Mr. Davis, Dr. Gage, Mr. Keating, Dr. Maness, Mr. Shields, Dr. Sloan and Mr. Teaff; and 0 for Mr. Shelton and Ms. Weaver.

(2)	Represents an educational reimbursement allotment paid to the director during 2018.
(3)	Mr. Shelton served as a director through June 4, 2018.
(4)	Ms. Weaver was elected to the Board on June 5, 2018.

Narrative to the Director Compensation Table

The Compensation Committee annually reviews the total compensation of our non-employee directors and each element of compensation for our non-employee directors. As part of this process, the Compensation Committee evaluates market data provided by its compensation consultant and makes a recommendation to the Board. The Board determines the form and amount of director compensation after reviewing the Compensation Committee’s recommendation.

In 2018, each non-employee director received an annual cash retainer of $105,000 (prorated for time served during the year), plus an educational reimbursement allotment not to exceed $5,000 per calendar year. Directors serving as Chairman or Vice Chairman of the Board, and Directors serving as Chairman of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Investment Committee received an additional $10,000 in compensation to recognize their Board leadership roles and additional responsibilities. Directors do not receive fees for attending Board or Committee meetings.

In addition, based on an assessment of the compensation program for non-employee directors conducted in early 2018 and following a recommendation of the Company’s independent compensation consultant, F.W. Cook & Co. (“F.W. Cook”), the Compensation Committee modified the non-employee director compensation program to include an annual retainer in the form of equity in 2018, which was intended to more closely align the Company’s director’s financial interests with its shareholders. Non-employee directors received a grant of 1,460 restricted stock units (“RSUs”) on February 15, 2018 (each, an “Annual Director Award”) under the Citizens, Inc. Omnibus Incentive Plan. All Annual Director Awards vested on February 15, 2019, subject to continued service on the Board through the vesting date. The number of RSUs subject to each Annual Director Award was determined by dividing $10,500 by the per share closing price of the Company’s Class A common stock on the date of grant and rounding to the nearest whole share. Upon vesting, each RSU will equal one share of Class A common stock. In future years, the Compensation Committee expects to grant the annual equity retainer on the date of the annual meeting of shareholders.

No other compensation, such as profit sharing, was paid to our non-employee directors.

CONTROL OF THE COMPANY AND SHARE OWNERSHIP

CONTROLLING SHAREHOLDER

On September 21, 2017, the Company announced the passing of its founder, Mr. Harold E. Riley, former Chairman and Chief Executive Officer of the Company. He was 89 years old. At the time of his passing, Mr. Riley was not a board member or an executive officer of the Company. Mr. Riley was the beneficial owner of 100% of the Company’s Class B common stock, consisting of 1,001,714 shares (the “Class B Shares”) held by the Harold E. Riley Trust (“Trust”), of which Mr. Riley served as trustee. The Company’s Class A and Class B common stock are identical in all respects, except the Class B common stock elects a simple majority of the Board and receives one-half of any cash dividends paid, on a per share basis, to the Class A common stock shares. The Class A common stock elects the remainder of the Board.

The Trust documents provided that upon Mr. Riley’s death, the Class B shares be transferred from the Trust to the Harold E. Riley Foundation, a charitable organization established under section 501(c)(3) of the Internal Revenue Code (the “Foundation”). The Foundation is organized as a public support charity for the benefit of its charitable beneficiaries, Baylor University and Southwestern Baptist Theological Seminary. The Foundation is governed by a board of trustees appointed by Mr. Riley prior to his death, Baylor University and Southwestern Baptist Theological Seminary.

The transfer of shares of the Class B common stock from the Trust to the Foundation requires prior regulatory approval from the Colorado Division of Insurance, the Texas Department of Insurance, the Louisiana Department of Insurance and the Mississippi Department of Insurance. As of the date of this Proxy Statement, such state departments of insurance have yet to approve the transfer of control of the shares of the Class B common stock from the Trust to the Foundation as an “ultimate control party,” as required under applicable state insurance regulatory provisions. Mr. Riley’s estate and the Foundation are proceeding independent of the Company to obtain these approvals. Accordingly, until the relevant approvals have been obtained, the Trust, of which Mr. Riley’s estate serves as trustee, remains the record holder of 100% of the Class B Shares described above, and therefore controls our Company. The Company does not know if or when regulatory approvals of the transfer ultimately will be granted. If such approvals are obtained from the state departments of insurance listed above, the Company will record the transfer of the Class B Shares from the Trust to the Foundation in the Company’s shareholder records. Therefore, at that time, there will be a change in control of the Company, and the Foundation will control our Company.

As of April 10, 2019, the record date, all 1,001,714 shares of the Class B common stock are held by the Trust.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table provides information as of April 10, 2019, on the beneficial ownership of the Common Stock by (1) each of our directors, (2) each of the named executive officers and (3) all of our directors and executive officers as a group. Except as otherwise noted, the persons listed below have the sole voting and investment power for all shares held by them. The address for each person listed below is Citizens, Inc., 2900 Esperanza Crossing, 2nd Floor, Austin, Texas 78758.

NAME OF BENEFICIAL OWNER	SHARES OWNED	PERCENT OF CLASS (1)
Directors and Nominees
Christopher W. Claus	1,460 Class A	*
Jerry D. Davis, Jr.	1,460 Class A	*
Dr. E. Dean Gage	3,239 Class A	*
Francis A. Keating II	1,460 Class A	*
Dr. Terry S. Maness	1,460 Class A	*
Gerald W. Shields	1,460 Class A	*
Dr. Robert B. Sloan, Jr.	28,446 Class A	*
Grant G. Teaff	21,668 Class A	*
Constance K. Weaver	1,460 Class A	*
Named Executive Officers
Geoffrey M. Kolander	121,621 Class A	*
Kay E. Osbourn (2)	9,135 Class A	*
Jeffery P. Conklin	3,082 Class A	*
James A. Eliasberg	-0- Class A	N/A
Robert M. Mauldin III	3,934 Class A	*
Directors and executive officers as a group
(16 individuals)	190,848 Class A	*

*	Less than one percent (1%).
(1)	Based on 49,229,255 shares of Class A common stock outstanding as of April 10, 2019.
(2)

Kay E. Osbourn served as Executive Vice President, Chief Financial Officer of the Company through March 27, 2019, when she transitioned to the role of Head of Financial Reporting. On April 11, 2019, the Company terminated the employment of Ms. Osbourn.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Except as otherwise noted, the following table provides information as of April 10, 2019, with respect to the number of shares of our Common Stock owned by each person known by the Company to be the beneficial owner of more than 5 percent of our Common Stock.

NAME OF BENEFICIAL OWNER	SHARES OWNED	PERCENT OF CLASS (1)
Galindo, Arias & Lopez (as trustee of four non-U.S. trusts and/or record holder) c/o Gala Trust and Management Services, Inc., Scotia Plaza, 9th Floor, Federico Boyd Avenue 18 and 51 Street, Panama 5, Republic of Panama	4,121,765 Class A	8.4	% (2)

Blackrock, Inc. 55 East 52nd Street New York, NY 10055	3,478,038 Class A	7.1	% (3)

Harold E. Riley Trust, c/o Rick D. Riley, 5602 Painted Valley Dr., Austin, TX 78759	1,001,714 Class B	100%

(1)

Based on 49,229,255 shares of Class A common stock and 1,001,714 shares of Class B common stock outstanding as of April 10, 2019, as applicable. The ownership percentages set forth in this column are based on the assumption that each of the beneficial owners continued to own the number of shares reflected in the table above on April 10, 2019.

(2)

The information is based on a Schedule 13G/A filed by Galindo, Arias & Lopez (“GA&L”), Gala Trust and Management Services, Inc. (“Gala Management”) and GAMASE Insureds Trust (“Gamase,” and together with GA&L and Gala Management, the “reporting persons”) with the SEC on February 4, 2019, reporting beneficial ownership as of December 31, 2018. The reported persons reported that GA&L has shared dispositive power with respect to 4,121,765 shares of Class A common stock, Gala Management has shared dispositive power with respect to 2,787,731 shares of Class A common stock and Gamase has shared dispositive power with respect to 2,526,980 shares of Class A common stock. GA&L is the sole owner of Gala Management and Regal Trust (BVI) Ltd. (“Regal”), each of which serves as trustee for trusts that hold shares of the Company’s Class A common stock. Gala Management serves as trustee of Gamase, which holds 2,526,980 shares, and as trustee of an additional trust that holds 260,751 shares of our Class A common stock, making Gala Management the indirect beneficial owner of 2,787,731 shares. Regal serves as trustee of two trusts, one of which holds 1,101,321 shares of Class A common stock and the other of which holds 232,713 shares, making Regal the indirect beneficial owner of 1,334,034 shares. As sole owner of Gala Management and Regal, GA&L is deemed to beneficially own all shares beneficially owned by them, or a total of 4,121,765 shares of the Company’s outstanding Class A common stock.

(3)

The information is based on a Schedule 13G/A filed by Blackrock, Inc. with the SEC on February 4, 2019, reporting beneficial ownership as of December 31, 2018. Blackrock, Inc. reported that it has sole voting power with respect to 3,353,997 shares of Class A common stock, sole dispositive power with respect to 3,478,038 shares of Class A common stock and no shared voting or dispositive power.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning the executive officers of the Company as of the date hereof. The executive officers are elected annually by the Board at the first meeting of the Board following each annual meeting of shareholders.

NAME	AGE	POSITION
Geoffrey M. Kolander (1)	43	President and Chief Executive Officer of the Company
Jeffery P. Conklin (2)	49	Interim Chief Financial Officer and Chief Investment Officer, Vice President, Chief Accounting Officer and Treasurer of the Company
Amanda L. Crews (3)	41	Vice President, Operations of the Company
James A. Eliasberg (4)	61	Vice President, Chief Legal Officer and Corporate Secretary of the Company
Robert M. Mauldin III (5)	58	Vice President, Chief Marketing Officer of the Company
Darin R. Moore (6)	54	Virtual Chief Information Officer of the Company
Harvey J. L. Waite (7)	59	Interim Chief Actuary of the Company

(1)

Geoffrey M. Kolander joined the Company in 2006 and has served as President and Chief Executive Officer of the Company since September 2017. Prior to assuming his current position, Mr. Kolander’s previous positions at the Company include Chief Executive Officer, Senior Vice President, Executive Vice President, Chief Legal Officer and Corporate Strategy Officer, Director, Vice President and General Counsel, and Secretary. Mr. Kolander is a licensed attorney in Colorado, New York and Texas.

(2)

Jeffery P. Conklin joined the Company in May 2017 and has served as Interim Chief Financial Officer and Chief Investment Officer of the Company since March 2019. Mr. Conklin has also served as Vice President, Chief Accounting Officer and Treasurer of the Company since September 2017. Prior to assuming his current positions, Mr. Conklin served as Vice President, Chief Accounting Officer from May 2017 to September 2017. Mr. Conklin came to the Company with over 20 years of life insurance and financial reporting experience, having worked at American International Group, Inc. from 2004 to 2017 in various capacities, including Vice President of Financial Reporting and Vice President of Special Projects, and Zurich Life and Jackson National Life from 1997 to 2004 as Vice President of Strategic Business Unit Reporting and Manager of Financial Accounting. In addition to financial reporting, Mr. Conklin brings the Company expertise in budgeting, financial analysis and implementation of strategic accounting initiatives.

(3)

Amanda L. Crews joined the Company in April 2017 and has served as Vice President, Operations of the Company since August 2018. Prior to assuming her current position, Ms. Crews’ previous positions at the Company include Project Manager for Home Office and Property Services from February 2018 to August 2018 and Human Resources Director from April 2017 to February 2018. Prior to joining the Company, Ms. Crews served in leadership roles in the areas of human resources, project management, business development and customer service at various companies, including serving as the Human Resources Director at the Railroad Commission of Texas, Corporate Human Resources Manager and Corporate Human Resources Generalist at D&S Community Services, Business Development Manager and Branch Manager at Sistema Technologies, Inc. (a division of Y&L Consulting) and Human Resources Specialist at Employees Retirement System of Texas.

(4)

James A. Eliasberg has served as Vice President, Chief Legal Officer and Corporate Secretary of the Company since joining the Company in February 2018. Mr. Eliasberg came to the Company with business, transactional and corporate expertise, having divided his career between private and in-house legal practice. Prior to joining the Company, Mr. Eliasberg served as Of Counsel at Reed & Scardino LLP from August 2015 to June 2017 and as a solo practitioner from 2014 to February 2018. Prior to that, Mr. Eliasberg served in general counsel roles at various companies, including serving as Vice President, General Counsel and Secretary at Golfsmith International Holdings Inc. from 2010 to 2014, General Counsel at WSNet from 2000 to 2002, Deputy General Counsel at Wayport, Inc. from 1999 to 2000 and Senior Vice President and General Counsel at Taco Cabana from 1991 to 1998. Mr. Eliasberg is licensed to practice law in Texas and California.

(5)

Robert M. Mauldin III has served as Vice President, Chief Marketing Officer of the Company since joining the Company in July 2017. Mr. Mauldin came to the Company with over 25 years of experience in marketing, product management and innovation and implementing numerous industry-first initiatives that continue to shape the financial services industry today. Prior to joining the Company, Mr. Mauldin served as Senior Vice President, Operations at USI Inc. from September 2015 to July 2017 and Senior Vice President, Marketing at Bank of America from 1992 to September 2015. Mr. Mauldin brings expertise in project management, change management, process improvement, strategic planning and innovation to the Company.

(6)

Darin R. Moore joined the Company in November 2017 and has served as virtual Chief Information Officer since October 2018. Prior to assuming his current position, Mr. Moore served as Interim Chief Information Officer from November 2017 to October 2018. Mr. Moore has over 30 years of experience in healthcare, life insurance, manufacturing, retail and logistic sectors. He has served in leadership and consulting roles at various companies, including serving as the Interim Chief Information Officer at Anthem Blue Cross and Blue Shield, Executive Consultant/Vice President Strategic Delivery at Network Health, Executive Consultant/Vice President Customer Experience at Clearwater Compliance, and Executive Consultant at Network Health – Medicare and Commercial, TMG – Governmental Program BPO, Delta Dental Virginia and Delta Dental Washington and Precept Ministries International.

(7)

Harvey J. L. Waite has served as Interim Chief Actuary of the Company since August 2018. Prior to assuming his current position with the Company, Mr. Waite served as Pricing Actuary Consultant of the Company from November 2017 to July 2018. Mr. Waite came to the Company with over 20 years of actuarial, product and financial experience, including life insurance company experience. Previously, Mr. Waite worked at Bank of America from 2006 to 2017 in various capacities, including Senior Vice President, Actuarial Risk Executive, and Senior Vice President, Credit Risk Executive. Prior to that, Mr. Waite served as Vice President, Actuary at Fleet Credit Card Services (which was acquired by Bank of America in 2004) from 2000 to 2006. Mr. Waite also served in various capacities at Academy Life Insurance Company (an AEGON company) from 1996 to 2000, including Vice President and Chief Actuary and Assistant Vice President and Actuary. Mr. Waite is owner of Waite Actuarial Consulting LLC, a company specializing in providing actuarial consulting services to life and health insurance companies and has owned such company since 2017.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (CD&A) describes the compensation of our named executive officers (“Named Executive Officers”) for 2018 and the compensation philosophy and objectives on which it is based. Geoffrey M. Kolander, Kay E. Osbourn, Jeffery P. Conklin, James A. Eliasberg and Robert M. Mauldin III were our Named Executive Officers for 2018.

Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, retain and motivate our high-performing executive officers to achieve operational excellence and long-term business strategies and goals. We are guided by the following philosophy and objectives:

•

Compensation should be competitive. Our total compensation, especially our base salaries, annual incentive bonus opportunities and long-term equity incentives, should be competitive with our peer companies to enable us to attract and retain key executive officers. Total compensation is generally targeted to the median of our peer companies.

•

Compensation should be tied to performance. Our executive compensation program is aligned with our short- and long-term business strategies and incentives. Annual incentive bonus opportunities are considered annually based on achievement of milestones and priorities against which the performance of our executive officers is measured.

•

Emphasis on long-term equity incentives. Our executive compensation program emphasizes long-term shareholder value creation by using restricted stock units (“RSU”) that vest over multiple years. The emphasis on long-term RSU awards generates a retention incentive, encourages our executive officers to focus on the Company’s long-term performance and success, and aligns executive compensation with the interests of our shareholders.

Our compensation program is constantly evolving to remain competitive among our peer companies and to align our executive officers’ financial interests with our shareholders. In recent years, the Compensation Committee has implemented a comprehensive overhaul of our executive compensation program. Among other changes, we introduced incentive-based and equity compensation for the first time, following our engagement of an independent compensation consultant in 2016 to provide independent and objective guidance on how our executive compensation program compared to market practice. In 2017, the Compensation Committee approved incentive-based bonuses as a component of our executive compensation program. At our 2017 Annual Meeting of Shareholders, our shareholders approved the Citizens, Inc. Omnibus Incentive Plan (the “Incentive Plan”), which now comprises an important component of our compensation program. Under the Incentive Plan, the Compensation Committee may now award equity compensation to our executive officers, directors or employees, which the Company believes will help recognize the contributions made to the Company by award recipients, incentivize them to devote themselves to the future success of the Company, and improve the Company’s ability to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend. The Compensation Committee made an initial grant of RSUs to our Named Executive Officers (other than James A. Eliasberg) and certain other officers in February 2018. In November 2018, the Compensation Committee engaged a new independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”) to provide an outside, independent perspective on issues relating to executive compensation. Pearl Meyer performs no services for us other than for the Compensation Committee.

Compensation Process

The Role of the Compensation Committee. Our executive compensation program is administered by the Compensation Committee, which is composed entirely of independent directors. The Compensation Committee is responsible for designing our executive compensation program, including each element of the program, and determining and approving total executive compensation. Each year, the Compensation Committee reviews a competitive analysis and assessment of the compensation provided to executive officers and approves executive compensation based on this review. The Compensation Committee’s decisions with respect to our executive officers’ compensation are reviewed and approved by the independent members of the Board as a group. The Compensation Committee may form and delegate authority to subcommittees.

The Role of the Compensation Consultant. Under its charter, the Compensation Committee is authorized to engage its own independent advisors to assist in carrying out its responsibilities. In September 2016, the Compensation Committee retained F.W. Cook as its independent compensation consultant to perform work in 2016, 2017 and early 2018. F.W. Cook provided the Compensation Committee with independent and objective guidance on executive compensation and how our executive compensation program compares to other companies’ executive compensation programs, as well as guidance on market trends, evolving regulatory requirements, executive employment agreements, nonemployee director compensation, peer group composition and other matters as requested by the Compensation Committee. The Compensation Committee conducted an assessment of the independence of F.W. Cook pursuant to SEC rules and, following that assessment, concluded that no conflict of interest existed that would prevent F.W. Cook from serving as an independent consultant to the Compensation Committee.

In November 2018, the Compensation Committee engaged a new independent compensation consultant, Pearl Meyer, to provide an independent perspective on the executive compensation program. Pearl Meyer replaces F.W. Cook as our compensation consultant going forward. Pearl Meyer provided research, data analyses, appropriate market reference points, and design expertise in further refining the compensation program for our executive officers. The Compensation Committee conducted an assessment of the independence of Pearl Meyer pursuant to SEC rules and, following that assessment, concluded that no conflict of interest exists that would prevent Pearl Meyer from serving as an independent consultant to the Compensation Committee.

The Role of the Chief Executive Officer. At the Compensation Committee’s request, Geoffrey Kolander, our President and Chief Executive Officer, provides input regarding the performance and appropriate compensation of the other Named Executive Officers. The Compensation Committee considers Mr. Kolander’s evaluation and his direct knowledge of each executive officer’s performance and contributions when making compensation decisions. Mr. Kolander is not present during voting or deliberations by the Compensation Committee regarding his own compensation.

The Role of Peer Companies. As part of its compensation review, the Compensation Committee assessed the competitiveness of the Company’s executive compensation program using data compiled by its compensation consultants on a peer group of comparable public companies (collectively, the “Comparable Groups”). The Comparable Groups may differ from peer groups used by shareholder advisory firms. The Comparable Groups, which may be modified from time to time, consist of companies that are generally comparable to the Company in size, financial profile and scope of operations and, in certain cases, against which we may compete for executive talent. The data used to assemble the Comparable Group used by F.W. Cook (the “F.W. Cook Comparable Group”) in early 2018 was derived from two published compensation survey sources and represented a 50/50 blend of each of Willis Towers Watson General Industry Data, regressed to companies having $250 million in revenues, and Towers Watson Financial Services Data consisting of companies with revenues greater than $300 million. The Comparable Group compiled by Pearl Meyer (the “Pearl Meyer Comparable Group”) in November 2018 consisted of U.S.-based, publicly traded companies in the life and health insurance, specialized finance and consumer finance industries, many with international exposure. Pearl Meyer targeted companies with assets and revenue of approximately $2 billion and $350 million, respectively, but included companies in a reasonable range around these targets. The specific companies in the Pearl Meyer Comparable Group were American Equity Investment Life Holding Company, Curo Group Holdings Corp., Elevate Credit, Inc., EZCORP, Inc., FBL Financial Group, Inc., Independence Holding Co, National Western Life Group, Inc., On Deck Capital, Inc., PRA Group, Inc., Regional Management Corp., Torchmark Corp and World Acceptance Corporation. The Compensation Committee generally aims to provide total compensation around the median for like positions at Comparable Group companies, considering Citizens’ assets, revenues, market capitalization and relatively unique business model relative to other companies in the Comparable Groups. However, the Compensation Committee does not set compensation components strictly to meet specific benchmarks compared to peer companies, such as targeting salaries at a specific market percentile.

Results of the 2018 Advisory Vote on Executive Compensation. At the 2018 Annual Meeting of Shareholders, approximately 89% of the votes cast were in favor of the advisory vote to approve executive compensation. The Compensation Committee considered these results when considering changes to the Company’s compensation program and the Committee’s decisions regarding executive compensation in 2019. At the 2019 Annual Meeting of Shareholders, we will again hold an advisory vote to approve executive compensation (see page 38) and will continue to consider the results of the advisory vote in the future.

Risk Considerations. In establishing and reviewing the Company’s executive compensation program, the Compensation Committee considers whether the program encourages unnecessary or excessive risk-taking and has concluded that it does not. See the section entitled titled “Risk Oversight” above on page 7 for an additional discussion of risk considerations.

2018 Named Executive Officer Compensation

The elements of our executive compensation program are base salary, annual incentive bonus opportunity and long-term equity compensation.

Cash Compensation

Base salary. Base salary is a customary, fixed element of compensation intended to attract and retain executive officers. The base salaries of our executive officers are determined based on the executive officers’ responsibilities, performance and experience. The Compensation Committee also considers market data provided by its independent compensation consultant when setting or adjusting base salaries.

F.W. Cook’s analysis conducted in early 2018 revealed that the amount of base salary for our Chief Executive Officer was below the median compensation of the survey data regarding the companies contained in the F.W. Cook Comparable Group. Mr. Kolander’s 2017 salary of $600,000 was below the median CEO base salaries of the F.W. Cook Comparable Group and well below the salaries of one of our two previous Chief Executive Officers, Harold Riley ($1,000,000). The Compensation Committee approved a base salary increase for Mr. Kolander as Chief Executive Officer to $700,000 effective January 1, 2018. The base salary increase plus the target bonus opportunity and retention awards under Mr. Kolander’s employment agreement brought the amount of total compensation for Mr. Kolander closer to the median level of the F.W. Cook Comparable Group, which the Compensation Committee, after receiving input from its compensation consultant, believed was appropriate. With assistance from F.W. Cook, the Compensation Committee also conducted a similar analysis of the compensation for the other Named Executive Officers. The Compensation Committee adjusted the base salary of Ms. Osbourn from $450,000 to $350,000, effective January 1, 2018, to reflect her change in role from President to Executive Vice President, Chief Financial Officer and Chief Investment Officer on September 12, 2017. No changes to the compensation of the other Named Executive Officers were made in 2018.

Annual incentive bonus opportunity. The Named Executive Officers are eligible to earn an annual incentive bonus in cash based on a combination of the prior-year performance of the Company, the executive team as a whole and each individual executive. The incentive is designed to place at risk a portion of each Named Executive Officer’s annual compensation opportunity. On an annual basis, the Compensation Committee, with input from management, establishes milestones and priorities against which the performance of the executive team may be evaluated and on which bonus payments are based.

In early 2019, the Compensation Committee awarded cash bonuses to its executive officers for their 2018 performance in recognition of their achievement of certain milestones and priorities set by the Compensation Committee. The amounts paid to the Named Executive Officers are reported under “Non-equity Incentive Plan Compensation” in the Summary Compensation Table. The milestones and the priorities were established in the first quarter of 2017 and 2018, respectively, and included, but were not limited to: (1) developing strategic initiatives and specific actions in connection with the analysis and refinement of the Company’s international business model; (2) achieving specific improvements in our information technology infrastructure; and (3) addressing certain identified regulatory issues.

Each Named Executive Officer’s target or maximum annual incentive bonus opportunity, as a percentage of salary, is reviewed during our annual compensation process. In 2018, the target annual incentive bonus opportunity for Geoffrey M. Kolander was 70% of base salary and the target annual incentive bonus opportunity for Kay E. Osbourn was 60% of base salary. The maximum annual incentive bonus opportunity, as a percentage of salary, for the other Named Executive Officers was as follows: 10% of base salary for Jeffery P. Conklin, 25% of base salary for Robert M. Mauldin III and 50% for James A. Eliasberg. The cash bonuses awarded to the Named Executive Officers were: $490,000 for Mr. Kolander (representing 70% of base salary), $210,000 for Ms. Osbourn (representing 60% of base salary), $25,000 for Mr. Conklin (representing 10% of base salary), $115,000 for Mr. Eliasberg (representing 50% of base salary and prorated based on 11 months of service at the Company) and $77,000 for Mr. Mauldin (representing 25% of base salary).

Long-Term Equity Compensation

Long-term incentive compensation is provided to the Named Executive Officers to align executive officers’ interests with shareholders’ interests in creating long term value. Long-term incentive compensation comprises a portion of total compensation provided to the Named Executive Officers, gives executives a personal stake in the long-term success of the Company and promotes the stability and retention of a high performance executive team over the long term.

The Compensation Committee made an initial grant of time-based restricted stock units (“RSUs”) to our Named Executive Officers (other than James A. Eliasberg) and certain other officers on February 15, 2018. The RSUs were granted based on a combination of the prior-year performance of the Company, the executive team as a whole and each individual executive, as compared to the milestones and priorities set by the Compensation Committee. The RSUs vest in two equal annual installments commencing on February 15, 2019 (the first anniversary of the grant date).

Other Benefits

Our Chief Executive Officer and Chief Financial Officer each received a $300,000 cash payment in December 2018 representing retention bonuses earned in accordance with the terms of their employment agreements.

Our Chief Executive Officer is eligible to obtain an annual executive physical screen at the Cooper Clinic in Dallas, Texas or an equivalent facility of the Chief Executive Officer’s choice at the Company’s expense in accordance with his employment agreement. Our executive officers are eligible to participate in our health and dental insurance, Citizens, Inc. Stock Investment Plan and 401(k) and Profit Sharing Plan on the same basis as other employees. The executive officers are also eligible to participate in the Citizens, Inc. Paid Time Off (PTO) plan in accordance with the terms of its C-level executive plan.

2019 Named Executive Officer Compensation

In January 2019, the Compensation Committee, based on a review of executive compensation market analysis prepared by our new independent compensation consultant, Pearl Meyer, and with Pearl Meyer’s support, adjusted the compensation of our Chief Executive Officer and other Named Executive Officers (other than Ms. Osbourn) effective January 1, 2019 to more closely align the total compensation level of such executives with the median of the Pearl Meyer Comparable Group. In connection therewith, Mr. Kolander also entered into a new employment agreement with the Company effective January 1, 2019.

Chief Executive Officer. Pearl Meyer’s analysis revealed that Mr. Kolander’s 2018 total compensation was below the median of the Pearl Meyer Comparable Group. The Compensation Committee revised Mr. Kolander’s total compensation effective January 1, 2019 to more closely align his total compensation with the median of the Pearl Meyer Comparable Group and increase the probability of his retention. In doing so, the Compensation Committee (i) adjusted the base salary for Mr. Kolander from $700,000 to $1,000,000 per year, (ii) approved an annual bonus opportunity of 120% of base salary for Mr. Kolander and (iii) approved the annual grant of RSUs to Mr. Kolander with a value of $1,200,000, beginning in 2020.

To reward Mr. Kolander for his leadership, hard work and personal sacrifice over the years, the Compensation Committee approved a one-time award of 134,409 RSUs to Mr. Kolander on January 23, 2019, which vested immediately. The number of RSUs subject to such award was determined by dividing $1,000,000 by the per share closing price of the Company’s Class A common stock on the date of grant and rounding to the nearest whole share.

The Compensation Committee also restructured and increased the severance amounts in the new employment agreement with Mr. Kolander to afford him greater protection in the event of a potential change in control. See the section entitled “Employment Agreement” below on page 29 for an additional discussion of the new employment agreement.

Other Named Executive Officers. Pearl Meyer’s analysis revealed that Mr. Eliasberg’s 2018 base salary was below the median of the Pearl Meyer Comparable Group. The Compensation Committee adjusted Mr. Eliasberg’s base salary from $250,000 to $350,000 per year effective January 1, 2019 which brings Mr. Eliasberg’s base salary in line with the median. The Compensation Committee also approved the following changes to the maximum annual incentive bonus opportunity, as a percentage of salary, for Jeffery P. Conklin (an increase from 10% to 35% of base salary), Robert M. Mauldin III (an increase from 25% to 45% of base salary) and James A. Eliasberg (an increase from 50% to 60% of base salary), which more closely aligns their bonus opportunities with the median.

Mr. Conklin was appointed interim Chief Financial Officer and Chief Investment Officer of the Company, in addition to his existing role as Vice President, Chief Accounting Officer and Treasurer, effective March 27, 2019, until a new Chief Financial Officer has been appointed. Ms. Osbourn transitioned to the role of Head of Financial Reporting and stepped aside as the Company’s Executive Vice President, Chief Financial Officer, effective March 27, 2019. On April 11, 2019, the Company terminated the employment of Ms. Osbourn.

In connection with the change in roles, the Compensation Committee adjusted Mr. Conklin’s base salary, effective March 27, 2019, to reflect his new role as Interim Chief Financial Officer and Chief Investment Officer. In addition to Mr. Conklin’s salary for his existing role as Vice President, Chief Accounting Officer and Treasurer, Mr. Conklin will receive an additional cash salary increase of $12,500 per month during the period in which he serves as Interim Chief Financial Officer and Chief Investment Officer, such amount representing the difference between Mr. Conklin’s current base salary and the median base salary for Chief Financial Officers in the Pearl Meyer Comparable Group. No other changes were made to Mr. Conklin’s compensation arrangement.

The Compensation Committee also adjusted the base salary of Ms. Osbourn from $350,000 to $225,000, effective March 27, 2019, to reflect her change in role from Executive Vice President, Chief Financial Officer to Head of Financial Reporting, a non-executive officer role. In addition, Ms. Osbourn was no longer eligible to receive a bonus based on her prior target annual incentive bonus opportunity.

2019 Long-Term Incentive Grants

In consideration of Kay E. Osbourn’s service to the Company and her continued commitment to the direction and leadership of the Company, the Compensation Committee approved a one-time award to Ms. Osbourn of 27,323 RSUs on January 24, 2019. The RSUs were scheduled to vest on January 24, 2020, subject to Ms. Osbourn’s continued employment on that date. The number of RSUs subject to such award was determined by dividing $200,000 by the per share closing price of the Company’s Class A common stock on the date of grant and rounding to the nearest whole share. Upon vesting, each RSU will equal one share of Class A common stock. The unvested RSUs were forfeited following termination of Ms. Osbourn’s employment on April 11, 2019.

The Compensation Committee granted RSUs to the Named Executive Officers on January 31, 2019 following a recommendation by Pearl Meyer that the executive officers are undercompensated on long-term incentive awards as compared to the Pearl Meyer Comparable Group. The RSUs were granted based on the performance of the executive team in 2018 (but were based on the 2019 base salaries for Named Executive Officers). The RSUs will vest in two equal annual installments commencing on January  31, 2020 (the first anniversary of the grant date).

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s 2018 Annual Report on Form 10-K, which the Board approved unanimously.

COMPENSATION COMMITTEE

Grant G. Teaff, Chairman

J. D. Davis, Jr.

Francis A. Keating II

COMPENSATION TABLES

The following tables, narrative and footnotes discuss the compensation of (i) the President and Chief Executive Officer, (ii) the Executive Vice President, Chief Financial Officer and (iii) the three other most highly compensated executive officers during 2018. These individuals are referred to as the Named Executive Officers.

2018 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation($) (2)		All Other Compensation ($) (3)		Total ($)
Geoffrey M. Kolander	2018	700,000	300,000	(4)	489,999	490,000		10,600		1,990,599
President and Chief	2017	600,000	—		—	630,000		10,800		1,240,800
Executive Officer	2016	400,308	—		—	150,000		10,600		560,908

Kay E. Osbourn (5)	2018	350,000	300,000	(6)	139,997	210,000		10,600		1,010,597
Executive Vice President,	2017	450,000	—		—	405,000		10,800		865,800
Chief Financial Officer	2016	400,308	—		—	450,000		10,349		560,657

Jeffery P. Conklin (7)	2018	250,000	—		62,999	25,000		5,833		343,832
Vice President, Chief Accounting Officer and Treasurer

James A. Eliasberg (8)	2018	222,537	—		—	115,000	(9)	—		337,537
Vice President, Chief Legal Officer and Corporate Secretary

Robert M. Mauldin III	2018	308,000	—		76,998	77,000		3,813		465,811
Vice President, Chief Marketing Officer	2017	141,166	—		—	47,000		29,695	(10)

(1)

The amounts reported in the Stock Awards column reflect the aggregate grant date fair value of awards of RSUs computed in accordance with ASC Topic 718. The grant date fair value is measured based on the closing price of the Company’s Class A common stock on the date of grant. The awards are restricted stock units (RSUs) granted under the Company’s Omnibus Incentive Plan in February 2018 that vest 50% in February 2019 and 50% in February 2020.

(2)

The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the cash annual incentive bonus earned by each Named Executive Officer in recognition of achievement of certain milestones and priorities set forth by the Compensation Committee and approved by the Board. In 2018, the executive team’s performance achieved its performance goals, resulting in a payout of the maximum amount of each Named Executive Officer’s annual incentive bonus opportunity. The annual incentive bonuses were ratified by the Compensation Committee and paid to each Named Executive Officer in early 2019 based on 2018 performance.

(3)

Unless otherwise noted in the table, the amounts reported in the All Other Compensation column reflects the amounts contributed by the Company to its qualified 401(k) Retirement and Profit Sharing Plan.

(4)

This amount reflects the cash retention bonus earned by Mr. Kolander in accordance with the terms of his employment agreement. Such bonus was conditioned on Mr. Kolander being employed by the Company through December 15, 2018.

(5)

Kay E. Osbourn served as Executive Vice President, Chief Financial Officer of the Company through March 27, 2019, when she transitioned to the role of Head of Financial Reporting. On April 11, 2019, the Company terminated the employment of Ms. Osbourn.

(6)

This amount reflects the cash retention bonus earned by Ms. Osbourn in accordance with the terms of her employment agreement. Such bonus was conditioned on Ms. Osbourn being employed by the Company through December 15, 2018.

(7)

Jeffery P. Conklin joined the Company in May 2017 and has served as Vice President, Chief Accounting Officer and Treasurer of the Company since September 2017. Mr. Conklin was appointed Interim Chief Financial Officer and Chief Investment Officer, in addition to his existing roles, effective March 27, 2019. Compensation for Mr. Conklin is provided only for 2018 because he was not a Named Executive Officer for 2017.

(8)	James A. Eliasberg joined the Company in February 2018 and has served as Vice President, Chief Legal Officer and Corporate Secretary of the Company since then.
(9)	This amount is prorated based on 11 months of service in the role as Vice President, Chief Legal Officer and Corporate Secretary.
(10)	This amount consists of $29,695 in relocation expenses.

Our employees are covered under our qualified 401(k) Retirement and Profit Sharing Plan (the “Plan”) unless the subsidiary they are operating under has not adopted the Plan. Under the terms of the Plan, eligible employees who have completed one year of service are qualified to participate in the Plan. The Plan was amended on January 1, 2019 to provide that, effective January 1, 2019, employees who have completed three months of service are qualified to participate in the Plan. Employees are always 100% vested in their contributions and investment earnings from those contributions, and the vesting of the employer match and profit sharing contributions begins immediately.

Profit sharing contributions are discretionary and are determined by the Board based on the profitability of the Company. No Company profit sharing contribution was made in fiscal year 2018, 2017 or 2016.

GRANTS OF PLAN-BASED AWARDS – 2018

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Award Type	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Geoffrey M. Kolander	Cash Incentive				490,000	490,000
	Time-Based RSUs	2/15/18	1/19/18	—	—	—	—	—	—	68,150	489,999
Kay E. Osbourn	Cash Incentive				210,000	210,000
	Time-Based RSUs	2/15/18	1/19/18	—	—	—	—	—	—	19,471	139,997
Jeffery P. Conklin	Cash Incentive				25,000	25,000
	Time-Based RSUs	2/15/18	1/19/18	—	—	—	—	—	—	8,762	62,999
James A. Eliasberg	Cash Incentive				115,000	115,000
	Time-Based RSUs	—		—	—	—	—	—	—	—	—
Robert M. Mauldin III	Cash Incentive				77,000	77,000
	Time-Based RSUs	2/15/18	1/19/18	—	—	—	—	—	—	10,709	76,998

“Cash Incentive” represents the annual incentive bonus opportunity in cash based on a combination of the prior-year performance of the Company, the executive team as a whole as well as the executive individually. The material terms of the annual incentive bonus opportunity are discussed above under “Executive Compensation—Compensation Discussion and Analysis” in the section entitled “Annual incentive bonus opportunity.”

The stock awards represent time-based RSUs granted on February 15, 2018 under the Citizens, Inc. Omnibus Plan (the “Incentive Plan”). 50% of the RSUs vested on February 15, 2019 (the first anniversary of the date of the grant) and the remaining 50% of the RSUs will vest on February 15, 2020 (the second anniversary of the date of the grant). Vesting is contingent on each officer’s continued employment with the Company through the applicable vesting date.

OUTSTANDING EQUITY AWARDS AT 2018 YEAR-END

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1) ($)
Geoffrey M. Kolander	2/15/2018	68,150	512,488	—	—
Kay E. Osbourn	2/15/2018	19,471	146,422	—	—
Jeffery P. Conklin	2/15/2018	8,762	65,890	—	—
James A. Eliasberg	—	—	—	—	—
Robert M. Mauldin III	2/15/2018	10,709	80,532	—	—

(1)

The dollar amounts are determined by multiplying the number of RSUs by $7.52, the closing price of the Company’s Class A common stock on December 31, 2018, the last trading day of the Company’s fiscal year.

The awards represent RSUs granted on February 15, 2018 under the Incentive Plan. 50% of the RSUs vested subsequent to December 31, 2018, on February 15, 2019 (the first anniversary of the date of the grant), and the remaining 50% of the RSUs will vest on February 15, 2020 (the second anniversary of the date of the grant). Vesting is contingent on each officer’s continued employment with the Company through the applicable vesting date.

EXECUTIVE EMPLOYMENT AGREEMENTS

On January 23, 2019, the Company entered into a new employment with Geoffrey M. Kolander, effective January 1, 2019 (the “2019 Employment Agreement”). The 2019 Employment Agreement replaces and supersedes Mr. Kolander’s prior employment agreement dated January 16, 2017, as amended October 15, 2018 (the “Kolander 2017 Employment Agreement”). A copy of the 2019 Employment Agreement was filed as an exhibit to our Current Report on Form 8-K, dated January 25, 2019. A copy of the Kolander 2017 Employment Agreement was filed as an exhibit to our Current Report on Form 8-K, dated January 17, 2017 and a copy of the amendment thereto was filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

On January 24, 2019, Ms. Osbourn entered into a Termination Agreement with the Company dated January 24, 2019 (the “Termination Agreement”), whereby Ms. Osbourn’s employment agreement, dated January 16, 2017 and as amended October 15, 2018 (the “Osbourn 2017 Employment Agreement”), was terminated effective January 24, 2019. A copy of the Termination Agreement was filed as an exhibit to our Current Report on Form 8-K, dated January 25, 2019, a copy of the Osbourn 2017 Employment Agreement was filed as an exhibit to our Current Report on Form 8-K, dated January 17, 2017 and a copy of the amendment thereto was filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018. Ms. Osbourn served as Executive Vice President, Chief Financial Officer of the Company through March 27, 2019, when she transitioned to the role of Head of Financial Reporting. On April 11, 2019, the Company terminated the employment of Ms. Osbourn.

2019 Employment Agreement (Mr. Kolander)

Term. The 2019 Employment Agreement has an initial term of three (3) years beginning January 1, 2019 (the “Effective Date”) and will automatically renew on each anniversary of the Effective Date unless either the Company or Mr. Kolander provides at least 90 days’ written notice not to renew.

Base Salary. The 2019 Employment Agreement provides for an annual base salary of $1,000,000, which may be increased by the Board or Compensation Committee but not decreased unless agreed in writing by Mr. Kolander.

Annual Bonus and Retention Bonus. Mr. Kolander is eligible to receive an annual bonus of 120% of base salary. In addition, Mr. Kolander is eligible to receive a cash retention bonus of $300,000, which will be payable within fifteen (15) days of December 15, 2019, subject to Mr. Kolander’s continued employment on the payment date.

Restricted Stock Unit Awards. Upon execution of the 2019 Employment Agreement, Mr. Kolander received an immediate one-time grant of $1,000,000 in restricted stock units,, which vested immediately. In addition, beginning in 2020, Mr. Kolander is entitled to receive an award of $1,200,000 in restricted stock units annually.

Benefits. Mr. Kolander is eligible to participate in employee benefit plans and programs available generally to other executives of the Company. The Company also will reimburse Mr. Kolander for all costs and expenses in connection with Mr. Kolander’s enrollment in the Northwestern/Kellogg School of Business executive MBA program (the “Kellogg Reimbursement”).

Payments upon Termination without Good Reason or Termination with Cause. If Mr. Kolander terminates his employment without Good Reason (as defined below) or if Mr. Kolander’s employment is terminated by the Company for Cause (as defined below), Mr. Kolander will be entitled to receive the base salary, annual bonus, Kellogg Reimbursement and other compensation and benefits accrued through the effective date of his termination.

Payments upon Death or Disability, Termination without Cause after January 1, 2021 or Termination for Good Reason. If Mr. Kolander’s employment is terminated (A) due to his death or disability, (B) by the Company without Cause at any time after January 1, 2021 or (C) by Mr. Kolander for Good Reason, then, in each case, Mr. Kolander (or his estate, if applicable) will be entitled to receive (i) base salary, annual bonus, Kellogg Reimbursement, unpaid retention bonus and any other compensation and benefits accrued through the date of termination and (ii) severance payments and benefits equal to three (3) times base salary and annual bonus, including acceleration of all unvested restricted stock units, payable within thirty (30) days following the termination.

Payments upon a Change of Control or Termination without Cause on or before January 1, 2021. If Mr. Kolander’s employment is terminated (A) by Mr. Kolander in the event of a Change in Control (as defined below), (B) by the Company without Cause within eighteen (18) months of a Change in Control or (C) by the Company without Cause at any time on or before January 1, 2021 (not in connection with a Change in Control), Mr. Kolander will be entitled to receive (i) his base salary, annual bonus, Kellogg Reimbursement, unpaid retention bonus and any other compensation and benefits accrued through the date of termination and (ii) severance payments and benefits equal to four (4) times base salary and annual bonus, including acceleration of all unvested restricted stock units, payable within thirty (30) days following the termination.

Good Reason. The 2019 Employment Agreement defines “Good Reason” generally to mean:

•	A reduction in base salary;

•

A breach by the Company of a material term or provision of the 2019 Employment Agreement and such breach is not cured within thirty (30) days from the date Mr. Kolander provides written notice to Company;

•

A material demotion or change in Mr. Kolander’s title or responsibilities where such reduction is not cured within thirty (30) days from the date Mr. Kolander provides written notification to Company; or

•	A change of Mr. Kolander’s office to a location more than thirty (30) miles from Company’s present office location.

Cause. The 2019 Employment Agreement defines “Cause” generally to mean any intentional act of fraud, misappropriation of funds, embezzlement or material dishonesty committed by Mr. Kolander in connection with Mr. Kolander’s employment to the detriment of the Company as evidenced by the filing of a criminal complaint by law enforcement.

Change in Control. The 2019 Employment Agreement defines a “Change in Control” generally to mean:

•	the dissolution or liquidation of the Company;

•

the merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity or immediately following which the persons or entities who were beneficial owners of voting securities of the Company immediately prior thereto cease to beneficially own more than fifty percent (50%) of the voting securities of the surviving entity immediately thereafter;

•	a sale of all or substantially all of the assets of the Company to another person or entity;

•

regulatory approval of the transfer of any shares of the Company’s Class B common stock from the Harold E. Riley Trust to any individual, entity or “group,” other than regulatory approval of a transaction wherein the Company is the first to repurchase the Class B common stock directly from the Harold E. Riley Trust or the Harold E. Riley Foundation;

•	the exercise of a power of attorney granted by Harold E. Riley or control over the Company’s Class B common stock by the Harold E. Riley Trust or the Harold E. Riley Foundation;

•	any transaction that results in any person or entity or “group” owning thirty percent (30%) or more of the combined voting power of all classes of shares of the Company; or

•	the incumbent Board, as of the effective date of the 2019 Employment Agreement, ceases for any reason to constitute at least a majority of the Board.

Restrictive Covenants. The 2019 Employment Agreement also includes restrictive covenants with respect to confidentiality, intellectual property, non-disparagement, non-competition and non-solicitation.

Indemnification. The Company agreed to indemnify Mr. Kolander for all liabilities, claims, fees, interest, demands or costs arising out his actions as an employee that are within the course and scope of his employment.

2017 Employment Agreements (Mr. Kolander and Ms. Osbourn)

The 2017 Employment Agreements of Mr. Kolander and Ms. Osbourn (collectively, the “2017 Employment Agreements”) generally had similar terms, except for certain differences described below.

Term. Each 2017 Employment Agreement had an initial term of four (4) years and automatically renewed on each anniversary of the effective date unless either the Company or the executive officer provided at least 90 days’ notice not to renew.

Base Salary. The 2017 Employment Agreements established a base annual salary of $700,000 for Mr. Kolander and $350,000 for Ms. Osbourn.

Target Bonus Opportunity and Retention Awards. Each executive officer was eligible to receive an annual cash bonus based on a target bonus opportunity of 70% of base salary for Mr. Kolander and 60% of base salary for Ms. Osbourn. The amount of the actual cash bonus awarded each year was based on the achievement of annual performance objectives established by the Board and Compensation Committee. In addition, each executive officer was eligible to receive a cash retention bonus. The retention bonuses ($600,000 for Mr. Kolander and Ms. Osbourn) were payable in two equal installments on or within 15 days of December 15, 2018 and December 15, 2019, subject to the executive officer’s continued employment on the applicable payment date.

Benefits. Each executive officer was eligible to participate in all employee benefit plans and programs available generally to other similarly-situated executives of the Company, and the Company was required to maintain customary liability insurance for the executive officers.

Death or Disability. If an executive officer’s employment was terminated due to the executive officer’s death or disability, the executive officer would be entitled to receive the following payments in equal installments over the twelve (12) month period following the date of termination, referred to as the Severance Period: accrued but unpaid salary, accrued but unused paid time out, any earned but unpaid annual bonus for the prior fiscal year, a pro-rated annual bonus for the year of termination based on the degree to which performance metrics for the fiscal year are attained, and the unpaid portion of any retention award.

Payments upon a Termination without Cause or for Good Reason – No Change in Control. Upon a termination by the Company without Cause (defined below) or the executive officer’s voluntary termination with Good Reason (defined below), in each case, other than within the ninety (90) day period prior to the consummation of a Change in Control (defined below) or within one (1) year following a Change in Control, each executive officer would be entitled to the death and disability benefits described above, an amount equal to a certain number of months of base salary (twenty-four (24) months base salary for Mr. Kolander and eighteen (18) months for Ms. Osbourn) payable over twelve (12) months and an amount intended to approximate the value of the Company’s subsidy of the cost of the executive officer’s participation in the Company’s group health care plan.

Payments upon a Termination without Cause or for Good Reason – Change in Control. Upon a termination by the Company without Cause or the executive officer’s voluntary termination with Good Reason, in each case, within the ninety (90) day period prior to the consummation of a Change in Control or within one (1) year following a Change in Control, each executive officer would be entitled to the payments and benefits described above for a termination not in connection with a Change in Control, but the severance multiple will be two and one-half (2.5) times the sum of the base salary and annual bonus for Mr. Kolander and Ms. Osbourn, payable in equal installments over the Severance Period.

Good Reason. The 2017 Employment Agreements define “Good Reason” generally to mean:

•	the Company’s failure to pay earned compensation when due and payable;

•

a material diminution in the executive officer’s position, duties, or responsibilities, including, without limitation, the Company’s failure to reappoint the executive officer to their titled position;

•	the Company’s material breach of any other material provision of the employment agreement; or

•	a change of the executive officer’s principal place of employment to a location more than fifty (50) miles from such principal place of employment as of the effective date of the employment agreement.

Cause. The 2017 Employment Agreements define “Cause” generally to mean:

•	the continued failure by the executive officer to perform the material responsibilities and duties under this Agreement;

•

the engaging by the executive officer in willful or reckless conduct, if such conduct is done or omitted to be done by the executive officer not in good faith, and is materially injurious to the Company monetarily or otherwise;

•	the executive officer’s conviction of, or pleading of guilty or nolo contendere to, a felony;

•

the commission or omission of any act by the executive officer that is materially detrimental to the best interests of the Company and that constitutes common law fraud or a violation of applicable law; or

•	the executive officer’s breach of any material provision of the 2017 Employment Agreement (including the Restrictive Covenants).

Change in Control. The 2017 Employment Agreements define a “Change in Control” generally to mean:

•	the dissolution or liquidation of the Company;

•

the merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity or immediately following which the persons or entities who were beneficial owners (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of voting securities of the Company immediately prior thereto cease to beneficially own more than fifty percent (50%) of the voting securities of the surviving entity immediately thereafter;

•	a sale of all or substantially all of the assets of the Company to another person or entity;

•

the transfer of at least a majority of the Company’s Class B common stock from the Harold E. Riley Trust to an individual other than Harold E. Riley, an entity not beneficially owned by Harold E. Riley or a trust not controlled by Harold E. Riley;

•	the exercise of a power of attorney granted by Harold E. Riley over the Company’s Class B common stock;

•

any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) that results in any person or entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (other than persons who are shareholders or affiliates immediately prior to the transaction) owning thirty percent (30%) or more of the combined voting power of all classes of shares of the Company; or

•

individuals who, as of the effective date of the 2017 Employment Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for trustee, without written objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than the Board.

Restrictive Covenants. The 2017 Employment Agreements also include restrictive covenants regarding confidentiality, intellectual property, non-disparagement, non-competition and non-solicitation. With respect to the non-competition and non-solicitation covenants, the executive officers agreed for a period during the term of the employment agreements and twelve months thereafter not to in any way, directly or indirectly, for the executive officers or on behalf of or in conjunction with any other person or entity, (a) solicit, divert, take away, or attempt to take away any of the Company’s customers or the business or patronage of any such customers with whom the executive officers had direct or indirect contact while employed by the Company; (b) solicit, entice, or recruit any of the Company’s employees for another entity or business, provided that public job postings shall not be deemed to violate this provision; or (c) participate in any activities that are the same or similar in function or purpose to those the Executive provided, managed, or supervised as an employee of the Company under the 2017 Employment Agreements on behalf of a Competing Business of the Company, which is defined in the 2017 Employment Agreements as National Western Life Insurance Company, Pan American Life Insurance Company and BMI (Best Meridian Life).

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Employment Agreement with Geoffrey M. Kolander and Kay E. Osbourn

The following table sets forth our payment obligations pursuant to the 2017 Employment Agreements for Geoffrey M. Kolander and Kay E. Osbourn, assuming (1) a termination of employment or (2) a change in control followed by a qualifying termination occurred, in each case, on December 31, 2018. The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment.

Name	Benefit	Termination by Company without Cause or by Named Executive Officer for Good Reason ($) (1)	Termination by Company for Cause or by Named Executive Officer without Good Reason ($)	Termination by Company without Cause or by Named Executive Officer for Good Reason in connection with a Change in Control ($) (2)	Termination due to Death or Disability ($) (3)
Geoffrey M. Kolander
	Cash Severance (Base Compensation)	$1,400,000	$0	$1,750,000	$0
	Cash Severance (Bonus)	$490,000	$0	$1,225,000	$490,000
	Cash Severance (Retention)	$300,000	$0	$300,000	$300,000
	Health Benefits	$10,330	$0	$10,330	$0
		$2,200,330	$0	$3,285,330	$790,000
	Total Value of Benefits	(4), (5)	(4)	(4), (5)	(4)

Kay E. Osbourn
	Cash Severance (Base Compensation)	$525,000	$0	$875,000	$0
	Cash Severance (Bonus)	$210,000	$0	$525,000	$210,000
	Cash Severance (Retention)	$300,000	$0	$300,000	$300,000
	Health Benefits	$7,750	$0	$7,750	$0
		$1,042,750	$0	$1,707,750	$510,000
	Total Value of Benefits	(4), (5)	(4)	(4), (5)	(4)

(1)	In each case other than a termination within 90-day period prior to a change in control or within the one (1) year period following a change in control.
(2)	Also including death or disability within the one (1) year period following a change in control.
(3)	Other than within the one (1) year period following a Change in Control.
(4)

In addition to this amount, Company shall pay Named Executive Officer “Accrued Amounts” defined as the sum of the following: earned but unpaid portion of base salary accrued through the date of termination, paid time out accrued but unused as of the date of termination, earned but unpaid annual bonus, if any, as of the close of business on the last day of the previous fiscal year, and reasonable business expenses and disbursements incurred and documented by Named Executive Officer prior to the date of termination.

(5)

Other than Accrued Amounts, payments are subject to and conditioned upon certain conditions, including but not limited to the execution by Named Executive Officer of a valid general release and waiver in a form reasonably acceptable to Company.

Offer Letter with Robert M. Mauldin III

On May 23, 2017, the Company entered into an offer letter agreement with Robert M. Mauldin III which set forth the terms of offer of his employment with the Company as Chief Marketing Officer (the “Letter Agreement”). The Letter Agreement provides that in the event that Mr. Mauldin’s employment with the Company is terminated within two (2) years of the start date by the Company without “Cause” (as defined below) or Mr. Mauldin resigns for “Good Reason” (as defined below), Mr. Mauldin will be entitled to a lump sum payment in an amount equal to eight months of his then-base salary, minus applicable taxes and withholdings, subject to subject to Mr. Mauldin signing a release agreement. If Mr. Mauldin resigns in anticipation of a “Cause” termination, he will not be entitled to the lump sum payment. Mr. Mauldin’s start date at the Company was July 17, 2017.

“Cause” is generally defined in the Letter Agreement to mean: a failure to perform the material responsibilities and duties as Chief Marketing Officer; willful or reckless conduct as determined in the sole discretion of the Board; a conviction of, or pleading of guilty or nolo contendere to, a felony; the commission or omission of any act that is materially detrimental to the best interests of the Company as determined in the sole discretion of the Board; or an act that constitutes common law fraud or a violation of applicable law.

“Good Reason” is defined in the Letter Agreement to mean a resignation due to material changes in the Company’s objectives that are materially inconsistent with revenue growth and market diversification as set forth by the Board of Directors.

The following table shows the estimated amounts that Mr. Mauldin would have become entitled to under the terms of the Letter Agreement had his employment been terminated without Cause or for Good Reason on December 31, 2018, the last day of the Company’s fiscal year.

Termination without Cause or for Good Reason ($)
Robert M. Mauldin III	205,333

Equity Awards of Named Executive Officers

All the Named Executive Officers (other than James A. Eliasberg) were awarded RSUs in February 2018. As of December 31, 2018, all of the RSUs were unvested.

Pursuant to the terms of the award agreement for the RSUs under the Incentive Plan, all of the unvested RSUs immediately vest upon the earlier of the Named Executive Officer’s death or disability or a “Termination of Employment or Service in Connection with a Change of Control” (as defined below). In the event that the employment of the Named Executive Officer is terminated by the Company without “Cause,” the unvested RSUs will become vested on a pro-rata basis, calculated by reference to the numbers of completed months of service from the most recent vesting date (or grant date, as the case may be) as a fraction of the number of months that make up the period from the most recent vesting date (or grant date, as the case may be) through the next vesting date. The unvested RSUs will be forfeited in the event that the Named Executive Officer’s employment is terminated for any other reason.

“Termination of Employment or Service in Connection with a Change of Control,” “Cause,” “Good Reason” and “Change of Control” are defined in the Incentive Plan.

“Termination of Employment or Service in Connection with a Change of Control” means a termination by the Company for any reason other than Cause or a termination by the Named Executive Officer for Good Reason (in each case within the one-year period beginning on the date of a Change in Control).

“Cause” generally means a termination of employment as a result of a material breach of any agreement to which the Named Executive Officer and the Company are parties; any act (other than retirement) or omission to act, including without limitation, the commission of any crime (other than ordinary traffic violations) that may have a material and adverse effect on the business of the Company or on the Named Executive Officer’s ability to perform services for the Company; or any material misconduct or neglect of duties in connection with the business or affairs of the Company.

“Good Reason” generally means a material reduction in base salary or wage rate or target incentive opportunity; or the relocation of the principal place of employment to a location more than fifty miles from the Named Executive Officer’s principal place of employment as of immediately prior to the Change of Control (subject to certain cure rights).

“Change of Control” generally means the first to occur of any of the following events: (i) the date any transaction is consummated that constitutes the sale or other disposition of all or substantially all of the assets of the Company, (ii) the date any transaction is consummated that constitutes a merger or consolidation of the Company with or into another corporation, other than a merger or consolidation of the Company in which holders of shares of the Common Stock immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation’s voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders’ ownership of Common Stock immediately before the merger or consolidation; (iii) the date any entity, person or group, (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), (other than the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries) or any person or entity who, on the date the Plan is effective, shall have been the beneficial owner of at least fifteen percent (15%) of the outstanding Common Stock), shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of the Common Stock; (iv) the first day after the date the Incentive Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than twenty four (24) months, unless the nomination for election of each new director who was not a director at the beginning of such twenty four (24) month period was approved by a vote of at least two thirds of the directors then still in office who were directors at the beginning of such period; or (v) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated and no further contingences remain that could prevent the consummation of such plan or arrangement.

The following table shows the estimated amounts that the Named Executive Officers would have become entitled to under the terms of the RSUs had their employment been terminated due to either death, disability, Termination of Employment or Service in Connection with a Change of Control or a termination without Cause, in each case, on December 31, 2018, the last day of the Company’s fiscal year.

	Estimated Value of Equity Acceleration upon Death, Disability or Termination of Employment or Service in Connection with a Change of Control ($) (1)	Estimated Value of Equity Acceleration upon Termination without Cause ($) (1)	Estimated Value of Equity Acceleration upon Termination with Cause or Voluntary Resignation ($) (1)
Geoffrey M. Kolander	512,488	447,900	0
Kay E. Osbourn	146,422	127,969	0
Jeffery P. Conklin	65,890	57,586	0
James A. Eliasberg	—	—	—
Robert M. Mauldin III	80,532	70,382	0

(1)	The dollar amounts are determined by multiplying the number of shares subject to the accelerated RSUs by $7.52, the closing price of the Company’s Class A common stock on December 31, 2018.

CEO PAY RATIO

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are disclosing the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K under the Exchange Act and should not be used as a comparison with pay ratios disclosed by other companies.

We identified our median employee by examining the 2018 total cash compensation for all of our 485 employees, excluding the CEO, who were employed by us on December 31, 2018, the last day of our payroll year. We believe the use of total cash compensation for all employees is a consistently applied compensation measure that reasonably reflects the annual compensation of our employees. We included all employees, whether employed on a full-time or part-time basis and did not exclude any non-U.S. employees. We did not make any assumptions, adjustments or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time or part-time employees who were not employed by us for all of 2018.

As disclosed in the Summary Compensation Table in this Proxy Statement, the 2018 annual total compensation of our CEO was $1,990,599. The 2018 annual total compensation of our median employee, calculated in the same manner as our CEO’s compensation, was $36,286. The ratio of our CEO’s annual total compensation to our median employee’s annual total compensation for fiscal year 2018 is approximately 55 to 1.

PROPOSALS

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Class A Director Nominees

The Board has nominated Christopher W. Claus, Jerry D. Davis, Jr., Francis A. Keating II and Gerald W. Shields to be elected to serve as the Company’s Class A directors until the next annual meeting of shareholders, or until their respective successors are duly elected and qualified. Class A shareholders will vote on the Class A nominees.

Each of the Class A nominees has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected.

Class A nominees receiving the highest number of votes cast by Class A shareholders in their favor will be elected to the Board. Cumulative voting in the election of directors is not permitted. Abstentions and broker non-votes will be disregarded and have no impact on the vote, other than for establishing a quorum. If for any reason any nominee herein named is not a candidate when the election takes place (which is not expected), the proxy will be voted for the election of a substitute nominee at the discretion of the persons named in the proxy.

The Board recommends that you vote FOR the election of each Class A Nominee.

Class B Director Nominees

The Board has nominated Dr. E. Dean Gage, Dr. Terry S. Maness, Dr. Robert B. Sloan, Jr., Grant G. Teaff and Constance K. Weaver to be elected to serve as the Company’s Class B directors until the next annual meeting of shareholders, or until their respective successors are duly elected and qualified. The Trust, as our sole Class B shareholder, will vote on the Class B nominees.

Each of the Class B nominees has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected.

Class B nominees receiving the highest number of votes cast by the Class B shareholder in their favor will be elected to the Board of Directors. Cumulative voting in the election of directors is not permitted. Abstentions and broker non-votes will be disregarded and have no impact on the vote, other than for establishing a quorum. If for any reason any nominee herein named is not a candidate when the election takes place (which is not expected), the proxy will be voted for the election of a substitute nominee at the discretion of the persons named in the proxy.

The Board recommends that the Class B shareholder vote FOR the election of each Class B Nominee.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has the sole authority and responsibility to select, evaluate and, if necessary, replace our independent registered public accounting firm.

Our Audit Committee has retained Deloitte & Touche LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2019.

We are requesting our shareholders ratify the appointment of Deloitte & Touche LLP by our Audit Committee as our independent registered public accounting firm for the fiscal year ending December 31, 2019. If the shareholders do not ratify this appointment, the Audit Committee will consider such results and determine whether to recommend and appoint a different independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2019.

One or more members of the firm of Deloitte & Touche LLP are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions at the Annual Meeting.

Proposal No. 2 will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST it. Abstentions and broker non-votes will be disregarded and have no impact on the vote, other than for establishing a quorum.

The Board recommends that you vote FOR the ratification of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2019.

PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act and the related rules promulgated by the SEC, the Company is seeking an annual advisory vote from its shareholders on the compensation of the Company’s Named Executive Officers. This non-binding advisory shareholder vote, commonly known as “Say-on-Pay,” gives you, as a shareholder, the opportunity to endorse or not endorse our executive compensation program and policies, as explained in our Compensation Discussion and Analysis section beginning on page 22 and in our Summary Compensation Table on page 27.

Because your vote is advisory, it will not be binding upon the Company or the Board. However, the Compensation Committee will consider the outcome of the vote when considering future executive pay. Accordingly, we are providing you the opportunity to cast a non-binding advisory vote on the compensation of the Company’s Named Executive Officers contained in this proxy, through the following resolution:

RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related disclosures contained in this Proxy Statement is hereby APPROVED.

Proposal No. 3 will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST it. Abstentions and broker non-votes will be disregarded and have no impact on the vote, other than for establishing a quorum.

The Board recommends that you vote FOR the compensation of our Named Executive Officers, as disclosed in this Proxy Statement.

OTHER BUSINESS

Our Bylaws require shareholders to give advance notice of any proposal intended to be presented at the annual meeting. The deadline for this notice has passed and the Company has not received any such notice. If any other matter properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

ANNUAL MEETING

The Annual Meeting will be held at the Company’s principal executive office at 2900 Esperanza Crossing, 2nd Floor, Austin, Texas 78758 on Tuesday, June 4, 2019, at 10:00 a.m. Central Daylight Time.

PROXY MATERIALS

The proxy materials for the Annual Meeting include the Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K. If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form.

NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to our shareholders primarily via “Notice and Access” delivery pursuant to SEC rules. On April 25, 2019, we mailed to our shareholders (other than those who previously requested a printed set) a “Notice Regarding the Availability of Proxy Materials” (the “notice”) containing instructions on how to access the proxy materials via the Internet. Utilizing this method of proxy delivery expedites receipt of proxy materials by our shareholders and reduces our cost of producing and mailing the full set of proxy materials. If you receive a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access the proxy materials and vote over the Internet. If you received a notice by mail and would like to receive paper copies of our proxy materials in the mail, you may follow the instructions in the notice for making this request. The notice also contains instructions on how you may request to receive an electronic copy of our proxy materials by e-mail.

Our proxy materials are also available on our website at www.citizensinc.com. If you vote by Internet, simply go to www.envisionreports.com/cia and follow the prompts regarding electronic distribution consent on that site.

PROXY SOLICITATION

We bear all expenses incurred in connection with the solicitation of proxies. We will reimburse banking institutions, brokerage firms, custodians, nominees and fiduciaries for their costs in forwarding proxy materials to beneficial owners of our Common Stock. Our directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities. We have not engaged a proxy solicitation firm to solicit shareholders for the Annual Meeting.

VOTING

Each share of the Company’s Common Stock may cast one vote on each matter. Only shareholders of record at the close of business on April 10, 2019 are entitled to vote at the Annual Meeting. As of the record date, we had 49,229,255 shares of Class A common stock and 1,001,714 shares of Class B common stock outstanding and entitled to vote. If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered a shareholder of record with respect to those shares. If your shares are held in a bank or brokerage account, you are considered the “Beneficial Owner” of those shares and should respond to the communication you receive from the holder of record as soon as possible so your shares can be represented at the Annual Meeting.

VOTING PROCEDURES

Shareholders of record may vote using any of the following methods:

1.

BY MAIL: If you requested printed copies of the proxy materials by mail, you will receive a proxy card, and you may vote by marking, signing and dating your proxy card and returning it in the postage-paid envelope provided by 11:59 p.m. Eastern Daylight Time on June 3, 2019. The named proxies will vote your stock according to your directions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your stock in favor of the proposals.

2.	BY TELEPHONE: Call toll-free (800) 652-VOTE (8683).

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Daylight Time on June 3, 2019.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the recorded message provides you.

3.	BY INTERNET: http://www.envisionreports.com/cia

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Daylight Time on June 3, 2019.

•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

4.

IN PERSON: You may vote in person at the Annual Meeting. If your stock is held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, to be able to vote at the Annual Meeting.

If your shares are held in a bank or brokerage account, your bank or broker will provide you with materials and instructions for voting your shares. Please check with your bank or broker and follow the voting procedures they provide to vote your shares.

REVOCATION OF PROXIES

A shareholder may revoke his or her proxy at any time before it is voted at the Annual Meeting by:

•	giving written notice of revocation to the Secretary of the Company;

•	if before the commencement of the Annual Meeting to the person serving as Secretary at the Annual Meeting site; or

•	if delivered before the date of the Annual Meeting, the Secretary of the Company at Citizens’ offices at P. O. Box 149151, Austin, Texas 78714-9151;

•	delivering no later than the commencement of the Annual Meeting a properly-executed, later-dated proxy; or

•	voting in person at the Annual Meeting.

CITIZENS, INC. STOCK INVESTMENT PLAN PARTICIPANTS

The Company sends or forwards to each participant in the Company’s Stock Investment Plan all applicable proxy solicitation materials. Stock Investment Plan participants have the exclusive right to exercise all voting rights respecting shares of Class A common stock credited to their respective accounts under the Stock Investment Plan. A participant may vote any of the participant’s whole or fractional shares of which he or she is the record holder in person or by proxy. Each participant’s proxy card includes the participant’s whole or fractional shares of the Company’s Class A common stock which he or she has the right to vote. A participant’s shares will not be voted unless a participant or the participant’s proxy votes them. As described below, the Stock Investment Plan administrator may submit a participant’s unvoted shares at a shareholders meeting for purposes of establishing a quorum, unless the participant objects by notifying us in writing. For more information about the Stock Investment Plan, please see the Stock Investment Plan prospectus contained in the Company’s Registration Statement on Form S-3 (Registration No. 333-228423) filed with the SEC.

QUORUM

At the Annual Meeting, a quorum will require the presence, in person or by proxy, of the holders of a majority of the voting power represented by our shares of Common Stock entitled to vote. Proxies received but marked as abstentions and broker non-votes are counted as present for purposes of determining quorum. Additionally, unless a Stock Investment Plan participant notifies the Company in writing that it elects to withhold the Stock Investment Plan administrator’s authority, the plan administrator is deemed to have the written authorization to appear in person or by proxy at any annual or special meeting of shareholders of the Company and to submit the Participant’s unvoted shares at the meeting for the sole purpose of determining a quorum.

If a quorum is not present or represented at the meeting, the shareholders entitled to vote have the power to adjourn or recess the meeting without notice, other than announcement at the meeting, until a quorum is obtained. At a reconvened meeting where a quorum is obtained, any business may be transacted which might have been transacted at the meeting as originally noticed.

VOTING REQUIREMENTS

For Proposal No. 1 (Election of Directors), you may vote “FOR” or “WITHHOLD” for each nominee, or “ABSTAIN” from voting. Under Colorado law, director nominees with the highest number of votes cast “FOR” their election will be elected to the Board. Cumulative voting is not permitted. Under our Articles of Incorporation and our Bylaws, the voting rights of our Class A and Class B shareholders are equal in all respects, except that Class B shareholders have the exclusive right to elect a simple majority of the Board, and our Class A shareholders have the exclusive right to elect the remaining directors. Because we have directors elected by two classes of shareholders, Class A director nominees receiving the highest number of votes cast “FOR” their election by Class A shareholders and Class B director nominees receiving the highest number of votes cast “FOR” their election by Class B shareholders will be elected to the Board of Directors. Votes that are withheld or voted in abstention will be excluded entirely from the vote and will have no effect other than for purposes of establishing quorum. According to NYSE Rule 452, as amended, brokers who have not received instructions from their customers in uncontested elections may not vote shares held in street name in the election of directors, and in certain other matters. Therefore, regardless of the number of shares you hold or whether you cast a vote, providing your properly executed proxy is very important.

For Proposal No. 2 (Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019), you may vote “FOR” or “AGAINST” such proposal or “ABSTAIN” from voting. Such proposal requires for approval that the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. For these votes, abstentions and broker non-votes will be disregarded and will have no impact on the vote.

For Proposal No. 3 (Approval, on a non-binding advisory basis of executive compensation), you may vote “FOR” or “AGAINST” each proposal or “ABSTAIN” from voting. Each proposal requires for approval that the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. For these votes, abstentions and broker non-votes will be disregarded and will have no impact on the vote. Because your votes on executive compensation are advisory, they will not be binding upon the Company or the Board. However, the Compensation Committee will consider the outcome of the votes when considering future executive pay.

OTHER INFORMATION

ADDITIONAL SHAREHOLDER MATTERS

If any other matters properly come before the Annual Meeting, the individuals named in the proxy card will have discretionary authority to vote the shares they represent on those matters, except to the extent their discretion may be limited under Rule 14a-4(c) of the Exchange Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of our Common Stock file reports of ownership and changes in ownership with the SEC.

To our knowledge, based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us and certain representations made to us, we believe that during 2018 all Section 16(a) reports were timely filed, with the exception of a late Form 4 filing by Christopher W. Claus relating to a grant of restricted stock units due to administrative error, a late Form 4 filing by Dr. Robert L. Sloan relating to purchases of shares of Class A common Stock through the Citizens, Inc. Stock Investment Plan as part of monthly payroll deduction, a late Form 3 filing by Constance K. Weaver, and a late Form 3 filing by Sidney L. Harp that should have been filed in 2016. In addition, Dr. E. Dean Gage filed a late Form 4 to report a transaction that occurred in 2016.

SHAREHOLDER PROPOSALS FOR 2020 ANNUAL MEETING OF SHAREHOLDER AND NOMINATIONS

A shareholder who intends to have a shareholder proposal included in our Proxy Statement for our 2020 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal so that it is received by the Secretary of the Company at the mailing address for our principal executive offices at Citizens, Inc., P.O. Box 149151, Austin, Texas 78714-9151 no later than December 27, 2019. Any submission must comply with all the requirements of Rule 14a-8 applicable to shareholder proposals.

The Company’s Bylaws generally require advance written notice from a stockholder seeking to present any nominations for election to the Board of Directors or any other proposal, not for inclusion in next year’s proxy statement but directly at the 2020 Annual Meeting of Shareholders. Pursuant to the Bylaws, notice must be received by the Secretary of the Company at the mailing address for our principal executive offices at Citizens, Inc., P.O. Box 149151, Austin, Texas 78714-9151 no earlier than the close of business on February 5, 2020, and no later than the close of business on March 6, 2020. The notice must include all of the information required by the Company’s Bylaws.

In order to curtail controversy as to the date on which a proposal was received by us, it is suggested proponents submit their proposals by certified mail-return receipt requested.

ANNUAL REPORT ON FORM 10-K

The Annual Report, which includes our Form 10-K and accompanies this Proxy Statement, is not considered a part of the proxy solicitation material. We will furnish to any shareholder, without charge, a copy of our Annual Report, as filed with the SEC. A request for the report can be made in writing to the Secretary of the Company at Citizens, Inc., P. O. Box 149151, Austin, Texas 78714-915. The Form 10-K and other public filings are also available through the SEC’s website at www.sec.gov and on our website at www.citizensinc.com.

HOUSEHOLDING

The SEC rules allow us, subject to certain conditions, to send only one Proxy Statement and Annual Report or Notice to two or more shareholders who share the same last name and address. This “householding” rule provides greater convenience for our shareholders and cost savings for us by reducing the number of duplicate documents that households receive. Also, this allows us to be more environmentally friendly by reducing the unnecessary use of materials. Please note that each shareholder will continue to receive a separate proxy card, which will allow each individual to vote independently.

If you are a Citizens, Inc. shareholder who resides in the same household with another Citizens, Inc. shareholder with the same last name, or if you hold more than one account with Computershare registered in your name at the same address and wish to receive a separate or single proxy statement and annual report or notice for each account, please contact our transfer agent, Computershare.

Computershare Investor Services

P. O. Box 505000

Louisville, KY 40233-5000

Shareholder Services Number(s): 877-785-9659 (toll free within the USA, US territories & Canada) or 1-781-575-4621 (International Direct Dial). Investor Centre™ portal: www.computershare.com/investor.

You may revoke your consent at any time by contacting Computershare using the same contact information as set forth above.

Citizens, Inc. 2019 Proxy Statement

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m., Eastern Time on June 3, 2019.

Online Go to www.envisionreports.com/cia or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/cia

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR all the Class A Director nominees listed and FOR Proposals 2 and 3.

1.	Election of Class A Directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.
		For	Against	Abstain				For	Against	Abstain		For	Against	Abstain
	01 - Christopher W. Claus	☐	☐	☐	02 - Jerry D. Davis, Jr.			☐	☐	☐	03 - Francis A. Keating II	☐	☐	☐
	04 - Gerald W. Shields	☐	☐	☐
					For	Against	Abstain						For	Against	Abstain
2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019.				☐	☐	☐		3. To approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the proxy statement.				☐	☐	☐
4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - Citizens, Inc.	+

Notice of 2019 Annual Meeting of Shareholders of Citizens, Inc.

Notice is hereby given that the 2019 Annual Meeting of Shareholders of Citizens, Inc. will be held Tuesday, June 4, 2019, at 10:00 a.m., Central Daylight Time, at 2900 Esperanza Crossing, 2nd Floor, Austin, TX 78758, for the purposes stated on the reverse side of this proxy.

The undersigned hereby appoints the President and Secretary of Citizens, Inc. (the “Proxies”), each of them, with full power of substitution, as proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2019 Annual Meeting of Shareholders of Citizens, Inc., to be held on June 4, 2019 or at any postponement or adjournment thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Shares represented by properly executed proxies received by us prior to the meeting will be voted as specified thereon. If a proxy fails to specify how it is to be voted on any proposal, any proxy that is given and not revoked will be voted in accordance with the recommendations of the Company’s Board of Directors FOR all the Class A Director nominees listed, FOR Proposal 2, and FOR Proposal 3.

It is important, regardless of the number of shares you hold, that your stock be represented at the meeting by a signed proxy card or personal attendance.

(Items to be voted appear on reverse side)

Executive Offices: 2900 Esperanza Crossing, 2nd Floor, Austin, Texas 78758

C	Non-Voting Items

Change of Address – Please print new address below.